                                                                    EXHIBIT 3.56


THE LIMITED PARTNERSHIP INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED IN THIS AGREEMENT, THE INTERESTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT SUCH REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER AND SALE ARE SET FORTH IN THIS AGREEMENT.


                          LIMITED PARTNERSHIP AGREEMENT


                                       OF


                          SOUTHEAST TEXAS HOSPITAL, LP






                        (a Delaware Limited Partnership)

                                TABLE OF CONTENTS

                                                                                 Page

1.       DEFINITIONS................................................................1
         1.1      Act...............................................................1
         1.2      Additional Limited Partner........................................1
         1.3      Adverse Terminating Event.........................................1
         1.4      Advisory Board....................................................2
         1.5      Affiliate.........................................................2
         1.6      Agreed Value......................................................2
         1.7      Agreement.........................................................2
         1.8      Approval of the Partners or Approved by the Partners..............2
         1.9      Bankruptcy........................................................2
         1.10     BHH...............................................................3
         1.11     Capital Account...................................................3
         1.12     Capital Contribution..............................................3
         1.13     Code..............................................................3
         1.14     Facilities........................................................3
         1.15     General Partner...................................................3
         1.16     IASIS.............................................................3
         1.17     IASIS Affiliate...................................................3
         1.18     Limited Partner...................................................3
         1.19     Liquidator........................................................3
         1.20     Memorandum........................................................3
         1.21     New Hospital......................................................4
         1.22     Original Limited Partner..........................................4
         1.23     P.A...............................................................4
         1.24     Partners..........................................................4
         1.25     Partnership.......................................................4
         1.26     P.C...............................................................4
         1.27     Person............................................................4
         1.28     Qualified Purchaser...............................................4
         1.29     Sharing Percentage................................................4
         1.30     Subsidiary........................................................4
         1.31     Substituted Limited Partner.......................................4
         1.32     Terminating Event.................................................4
         1.33     Treasury Regulations or Regulations...............................5
         1.34     Units.............................................................5
         1.35     Unit Split Date...................................................5
         1.36     Valuation Price...................................................5
2.       FORMATION AND CONTINUATION OF PARTNERSHIP..................................5
         2.1      Formation.........................................................5
         2.2      Name..............................................................5
         2.3      Principal Office..................................................5

         2.4      Term..............................................................5
         2.5      Registered Agent and Office.......................................6
3.       PURPOSES AND POWERS OF THE PARTNERSHIP; NATURE OF THE BUSINESS OF
         THE PARTNERSHIP............................................................6
         3.1      Purposes..........................................................6
         3.2      Powers............................................................6
         3.3      Authorization of Mergers..........................................6
4.       CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS.............................6
         4.1      Capital Contributions.............................................6
         4.2      Capital Accounts..................................................7
         4.3      Additional Provisions Regarding Capital Accounts..................8
         4.4      Loans.............................................................9
         4.5      Additional Capital Contributions..................................9
5.       ALLOCATIONS...............................................................10
         5.1      Allocations of Income and Losses.................................10
6.       DISTRIBUTIONS.............................................................10
         6.1      Distribution of Excess Cash......................................10
7.       BANK ACCOUNTS, BOOKS OF ACCOUNT, TAX COMPLIANCE AND FISCAL YEAR...........10
         7.1      Bank Accounts; Investments.......................................10
         7.2      Books and Records................................................10
         7.3      Determination of Profit and Loss; Financial Statements...........11
         7.4      Tax Returns and Information......................................11
         7.5      Tax Audits.......................................................11
         7.6      Fiscal Year......................................................11
8.       RIGHTS, OBLIGATIONS AND INDEMNIFICATION OF THE GENERAL PARTNER............11
         8.1      Rights of the General Partner as Manager.........................11
         8.2      Right to Rely on the General Partner.............................13
         8.3      Specific Limitations on the General Partner......................13
         8.4      Additional Limitations on the Authority of the General Partner...14
         8.5      Management Obligations of the General Partner....................14
         8.6      Indemnification of the General Partner...........................16
         8.7      Reimbursement....................................................17
         8.8      Compensation of the General Partner..............................17
         8.9      Independent Activities...........................................17
9.       RIGHTS AND STATUS OF LIMITED PARTNERS.....................................18
         9.1      General..........................................................18
         9.2      Limitation of Liability..........................................18
         9.3      Bankruptcy; Death; Etc...........................................18
10.      MEETINGS AND MEANS OF VOTING..............................................18
         10.1     Meetings of the Partners.........................................18
         10.2     Vote By Proxy....................................................19
         10.3     Conduct of Meeting...............................................19
         10.4     Action Without a Meeting.........................................19

         10.5     Closing of Transfer Record; Record Date..........................19
11.      ADVISORY BOARD............................................................19
         11.1     Advisory Board...................................................19
12.      TRANSFER OF UNITS AND ADDITIONAL LIMITED PARTNERS.........................20
         12.1     Transfers by Limited Partners....................................20
         12.2     Substituted Limited Partner......................................21
         12.3     Basis Adjustment.................................................21
         12.4     Transfer by General Partner......................................22
         12.5     Admission of Additional Limited Partners.........................22
         12.6     Transfer Procedures..............................................22
         12.7     Invalid Transfer.................................................22
         12.8     Distributions and Allocations in Respect of a Transferred
                  Ownership Interest...............................................22
         12.9     Additional Requirements of Admission to Partnership..............23
         12.10    Amendment to Exhibit B...........................................23
         12.11    No Participation in Secondary Market.............................23
         12.12    Drag-Along Rights................................................23
13.      RIGHT TO LIQUIDATE OR PURCHASE PARTNERSHIP INTERESTS......................24
         13.1     Deemed Limited Partner Interest..................................24
         13.2     Partnership's and General Partner's Right of First Refusal.......24
         13.3     Occurrence of Terminating Event or Adverse Terminating Event.....25
         13.4     Payment for Partnership Interest.................................26
         13.5     Subsequent Legislation...........................................27
         13.6     Divorce of Limited Partner.......................................28
         13.7     Required Repurchase of Units.....................................29
         13.8     Federal Income Tax Treatment.....................................30
         13.9     Repurchased Units................................................30
14.      DISSOLUTION...............................................................30
         14.1     Causes...........................................................30
         14.2     Reconstitution...................................................30
         14.3     Interim Manager..................................................31
15.      WINDING UP AND TERMINATION................................................31
         15.1     General..........................................................31
         15.2     Court Appointment of Liquidator..................................32
         15.3     Liquidation......................................................32
         15.4     Creation of Reserves.............................................33
         15.5     Final Statement..................................................33
16.      POWER OF ATTORNEY.........................................................33
         16.1     General Partner as Attorney-in-Fact..............................33
         16.2     Nature of Special Power..........................................33
17.      MISCELLANEOUS.............................................................34
         17.1     Notices..........................................................34
         17.2     Governing Law....................................................34
         17.3     Successors and Assigns...........................................34
         17.4     Construction.....................................................34

         17.5     Time.............................................................34
         17.6     Waiver of Partition..............................................34
         17.7     Entire Agreement.................................................34
         17.8     Amendments.......................................................35
         17.9     Severability.....................................................36
         17.10    Gender and Number................................................36
         17.11    Exhibits.........................................................36
         17.12    Additional Documents.............................................36
         17.13    Section Headings.................................................36
         17.14    Counterparts.....................................................36


EXHIBIT A    ALLOCATION OF PROFIT AND LOSS AND OTHER TAX MATTERS
EXHIBIT B    LIST OF PARTNERS
EXHIBIT C    NOTICE OF REDEMPTION
EXHIBIT D    FORM OF JOINDER
EXHIBIT E    FORM OF DRAG ALONG RIGHTS AGREEMENT

                          LIMITED PARTNERSHIP AGREEMENT


                                       OF


                          SOUTHEAST TEXAS HOSPITAL, LP
                        (a Delaware Limited Partnership)


         This Limited Partnership Agreement is entered into and shall be effective as of the 22nd day of May, 2003 by and among IASIS Healthcare Holdings, Inc., a Delaware corporation ("General Partner"), as the General Partner, Beaumont Hospital Holdings, Inc., a Delaware corporation, as the Original Limited Partner, and each other Person whose name is set forth on Exhibit B attached to this Limited Partnership Agreement as the limited partners.

                              W I T N E S S E T H:

         WHEREAS, the General Partner has filed a Certificate of Limited Partnership for Southeast Texas Hospital, LP with the Secretary of State of the State of Delaware;

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, the Original Limited Partner and the Limited Partners agree as follows:

1.       DEFINITIONS

         As used herein the following terms have the following meanings:

         1.1 "ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

         1.2 "ADDITIONAL LIMITED PARTNER" means a Person who is admitted into the Partnership as a Limited Partner pursuant to the terms of Section 12.5 hereof.

         1.3 "ADVERSE TERMINATING EVENT" means, with respect to any Limited Partner (other than BHH or any IASIS Affiliate) or a person who owns an interest in a P.A. or P.C. which is a Limited Partner, any of the following:

                  (a) The Limited Partner or a person who owns an interest in a P.A. or P.C. which is a Limited Partner has breached the terms and conditions of this Agreement, including without limitation, violating the transfer restrictions set forth in Article 12, as determined in the reasonable discretion of the General Partner; or

                  (b) The Limited Partner, or a person who owns an interest in a P.A. or P.C. which is a Limited Partner, has disrupted the affairs of the Partnership or has acted adversely to the best interests of the Partnership, as determined in the reasonable discretion of the General Partner.

         1.4 "ADVISORY BOARD" has the meaning set forth in Section 11.1.

         1.5 "AFFILIATE" means, with respect to any Partner, (i) any Person that directly or indirectly controls, is controlled by, or is under common control with, a Partner, (ii) any entity of which a Partner owns 10% or more of the outstanding voting securities, (iii) any entity of which a Partner is an officer, director, or general partner, or (iv) any child or grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent or spouse of a Partner. As used in this definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

         1.6 "AGREED VALUE" means, unless otherwise defined herein:

                  (a) prior to the date the New Hospital begins accepting patients, (i) the product of the Partnership's EBITDAR (earnings before interest, taxes, depreciation, amortization, management fees and rent related to the real property leased by the Partnership from BHH), as determined from the Partnership's audited financial statements for the most recently completed fiscal year and 8.95, minus (ii) any long-term debt, including without limitation, any third party and intercompany debt, of the Partnership; or

                  (b) following the date the New Hospital begins accepting patients, (i) the product of the Partnership's EBITDA (earnings before interest, taxes, depreciation and amortization and management fees), as determined from the Partnership's audited financial statements for the most recently completed fiscal year and 7.35, minus (ii) any long-term debt, including without limitation any third party and intercompany debt, of the Partnership.

         1.7 "AGREEMENT" means this Limited Partnership Agreement of Southeast Texas Hospital, LP, as from time to time amended pursuant to Section 17.8 hereof.

         1.8 "APPROVAL OF THE PARTNERS" or "APPROVED BY THE PARTNERS" means the approval of those Partners (including the General Partner and Affiliates) who have collective ownership interests of at least seventy-five percent (75%) of the aggregate Sharing Percentage of all Partners at the time the proposed Partnership action is being considered for approval.

         1.9 "BANKRUPTCY" means, as to any Partner, the Partner's taking or acquiescing to the taking of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time. For the purpose of this definition, the term "acquiescing" shall include, without limitation, the failure to file within the time specified by law, an answer or opposition to any proceeding commenced against such Partner under any such law and a failure to file, within thirty (30) days after its entry, a petition, answer or motion to vacate or to discharge any order, judgment or decree providing for any relief under any such law.

         1.10 "BHH" means Beaumont Hospital Holdings, Inc., a Delaware corporation and an IASIS Affiliate.

         1.11 "CAPITAL ACCOUNT" shall have the meaning set forth in Section 4.2 hereof.

         1.12 "CAPITAL CONTRIBUTION" means, as to any Partner, the amount of cash or the Determined Value (as defined in Exhibit A attached hereto) of all property contributed to the Partnership by the Partner, which is set forth opposite such Partner's name on the attached Exhibit B under the heading "Capital Contribution."

         1.13 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any provision or corresponding provisions of succeeding law.

         1.14 "FACILITIES" means Mid-Jefferson Hospital, located in Nederland, Texas, Park Place Medical Center, located in Port Arthur, Texas, the New Hospital or any other health care facilities and related businesses owned, leased or acquired by the Partnership, but excluding any hospital, health care facility or related business that is not owned by the Partnership.

         1.15 "GENERAL PARTNER" means IASIS Healthcare Holdings, Inc., a Delaware corporation and an IASIS Affiliate, and any successor thereto, or any replacement general partner of the Partnership, but excluding any Person who ceases to be a general partner of the Partnership pursuant to this Agreement.

         1.16 "IASIS" means IASIS Healthcare Corporation, a Delaware corporation, and any successor in interest.

         1.17 "IASIS AFFILIATE" means any Affiliate of IASIS (other than a natural person).

         1.18 "LIMITED PARTNER" means the Original Limited Partner, any Limited Partner whose name is set forth on Exhibit B hereto, and any Substituted Limited Partner or Additional Limited Partner, but excluding any Person who ceases to be a limited partner of the Partnership pursuant to this Agreement. "LIMITED PARTNERS" means all of the Persons who are limited partners of the Partnership as defined in this Section 1.18.

         1.19 "LIQUIDATOR" means the Person who liquidates the Partnership under
Article 15 hereof.

         1.20 "MEMORANDUM" means the private placement memorandum dated as of June 2, 2003, as amended from time to time, pursuant to which Units are being offered to Qualified Purchasers.

         1.21 "NEW HOSPITAL" means the hospital the Partnership plans to construct in Jefferson County, Texas.

         1.22 "ORIGINAL LIMITED PARTNER" means Beaumont Hospital Holdings, Inc., a Delaware corporation, and any successor thereto.

         1.23 "P.A." means a professional association.

         1.24 "PARTNERS" means the General Partner and the Limited Partners, collectively. "PARTNER" means any one of the Partners.

         1.25 "PARTNERSHIP" means the limited partnership governed by this Agreement.

         1.26 "P.C." means a professional corporation.

         1.27 "PERSON" means any individual, partnership, corporation, limited liability company, trust or other entity.

         1.28 "QUALIFIED PURCHASER" means, with respect to the Units, a person who is: (a) a licensed physician in good standing with the Texas State Board of Medical Examiners, a resident of the State of Texas, and a member of the medical staff of each hospital and any other health care facility that now, or in the future, comprises the Facilities (as defined in the medical staff bylaws of the facility as amended from time to time); (b) a Texas P.A. or P.C. that is owned entirely by individuals described in clause (a), above; or (c) an individual specifically approved by the General Partner.

         1.29 "SHARING PERCENTAGE" means, as to a Partner, the percentage obtained by dividing the Units of such Partner (whether General Partner Units or Limited Partner Units) by the total Units of all Partners at that time. The Partners hereby agree that their Sharing Percentages shall constitute their "interests in the Partnership profits" for purposes of determining their respective shares of the Partnership in "excess nonrecourse liabilities" within the meaning of Section 1.752-3(a)(3) of the Regulations.

         1.30 "SUBSIDIARY" means any partnership, corporation, limited liability company or other business entity in which at least a majority of the economic interests is owned, directly or indirectly, by the Partnership.

         1.31 "SUBSTITUTED LIMITED PARTNER" means any Person admitted to the Partnership pursuant to Section 12.2.

         1.32 "TERMINATING EVENT" means, with respect to any Limited Partner (other than BHH or any IASIS Affiliate), or person who owns an interest in a P.A. or P.C. which is a Limited Partner, any of the following:

                  (a) The Limited Partner (or person who owns an interest in a P.A. or P.C. which is a Limited Partner) has died;

                  (b) The Limited Partner (or person who owns an interest in a P.A. or P.C. which is a Limited Partner) is in Bankruptcy; or

                  (c) The Limited Partner (or person who owns an interest in a P.A. or P.C. which is a Limited Partner) has ceased to be a Qualified Purchaser.

         1.33 "TREASURY REGULATIONS" OR "REGULATIONS" means the regulations, promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations or the Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute proposed, temporary or final regulations.

         1.34 "UNITS" means all or a certain percentage, as the context requires, of the issued and outstanding ownership interests of the Partnership held by the Partners. "UNIT" means any one of the Units. "GENERAL PARTNER UNITS" or "LIMITED PARTNER UNITS" means Units held by the General Partner or the Limited Partners, respectively.

         1.35 "UNIT SPLIT DATE" means the first day of the sixth fiscal year after the New Hospital begins accepting patients.

         1.36 "VALUATION PRICE" means the price per Unit as determined by dividing the Agreed Value by the aggregate number of Units issued and outstanding as of the end of the fiscal period utilized in calculating the Agreed Value.

2.       FORMATION AND CONTINUATION OF PARTNERSHIP

         2.1 FORMATION. The Partnership was formed pursuant to the Act, and the Certificate of Limited Partnership was filed in the office of the Secretary of State of Delaware, on May 22, 2003, and the Partners have complied with all other legal requirements to form and operate the Partnership. Except as stated in this Agreement, the Act shall govern the rights and liabilities of the Partners.

         2.2 NAME. The name of the Partnership is "Southeast Texas Hospital, LP" and the business of the Partnership shall be conducted under that name or such other name or names as may be Approved by the Partners from time to time.

         2.3 PRINCIPAL OFFICE. The principal office of the Partnership shall be located at 3050 39th Street, Port Arthur, Texas 77642, or at such other place or places as the General Partner may from time to time determine.

         2.4 TERM. The term of the Partnership began on the date of the filing of the Certificate of Limited Partnership with the office of the Secretary of State of Delaware on May 22, 2003, and shall continue until the date on which the Partnership is dissolved pursuant to Article 14 and thereafter, to the extent provided for by applicable law, until wound up and terminated pursuant to
Article 15 hereof.

         2.5 REGISTERED AGENT AND OFFICE. The registered agent of the Partnership shall be The Corporation Trust Company, and the registered office of the Partnership shall be located at 1209 Orange Street, Wilmington, Delaware 19801. The registered office or the registered agent, or both, may be changed by the General Partner from time to time upon filing the statement required by the Act. The Partnership shall maintain at its registered office such records as may be specified by the Act.

3. PURPOSES AND POWERS OF THE PARTNERSHIP; NATURE OF THE BUSINESS OF THE PARTNERSHIP

         3.1 PURPOSES. The purposes of the Partnership are (i) directly, or through ownership of interests in other entities with the same purpose, to own, construct, develop, manage, lease and operate the Facilities and other health care related services and businesses, so long as the provision of such other services and businesses complies with all applicable laws and regulations; (ii) to enter into, from time to time, such financial arrangements as the General Partner may determine to be necessary, appropriate or advisable (including, without limitation, borrowing money and issuing evidences of indebtedness and securing the same by mortgage, deed of trust, security interest or other encumbrance upon one or more or all of the Partnership assets); (iii) to sell, assign, lease, exchange or otherwise dispose of, or refinance or additionally finance, one or more or all of the Partnership assets; (iv) to raise additional capital by issuance of additional limited partnership interests in the Partnership as provided in Section 12.5; and (v) generally to engage in such other businesses and activities and to do any and all other acts and things that the General Partner deems necessary, appropriate or advisable from time to time in furtherance of the purposes of the Partnership as set forth in this Section
3.1 (subject to the provisions of Sections 8.3 and 8.4 hereof), so long as such other businesses and activities and other acts and things comply with all applicable laws and regulations.

         3.2 POWERS. Subject to the limitations contained in this Agreement and in the Act, the Partnership purposes may be accomplished by the General Partner taking any action permitted under this Agreement that, in the good faith judgment of the General Partner, is customary or reasonably related to accomplishing such purposes.

         3.3 AUTHORIZATION OF MERGERS. The Partnership is hereby authorized to engage in any merger or consolidating transaction with any limited partnership or other business entity as provided in Section 17-211 of the Act. Any such merger or consolidation transaction may be approved solely by the General Partner and does not require the consent of the Limited Partners or Approval of the Partners. If the Partnership is the surviving or resulting limited partnership in any merger or consolidation, this Agreement may be amended and/or restated in connection with the agreement of merger or consolidation pursuant to
Section 17-211(g) of the Act.

4.       CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS

         4.1 CAPITAL CONTRIBUTIONS. Each Partner has contributed such Partner's Capital Contribution to the capital of the Partnership. No Partner has borrowed from the Partnership or any entity affiliated with the Partnership any amount of that Partner's capital contribution.

         4.2 CAPITAL ACCOUNTS. A Capital Account (herein so called) shall be established and maintained for each Partner for the full term of this Agreement in accordance with the capital accounting rules of Section 1.704-1(b)(2)(iv) of the Regulations. Each Partner shall have only one Capital Account, regardless of the number or classes of Units or other interests in the Partnership owned by such Partner and regardless of the time or manner in which such Units or other interests were acquired by such Partner. The balance of each Partner's Capital Account shall be:

                  (a) Increased by the amount of money contributed by such Partner to the capital of the Partnership pursuant to this Article 4 and decreased by the amount of money distributed to such Partner pursuant to Article 6 hereof;

                  (b) Increased by the fair market value of all property (determined without regard to Section 7701(g) of the Code) contributed by such Partner to the capital of the Partnership pursuant to this
         Article 4 (net of all liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and decreased by the fair market value of all property (determined without regard to Section 7701(g) of the Code) distributed to such Partner by the Partnership pursuant to Article 6 or 15 hereof (net of all liabilities secured by such property that such Partner is considered to assume or take subject to under Section 752 of the Code);

                  (c) Increased by the amount of each item of Partnership profit allocated to such Partner pursuant to Section 3.1 of Exhibit A hereto;

                  (d) Decreased by the amount of each item of Partnership loss allocated to such Partner pursuant to Section 3.1 of Exhibit A hereto; and

                  (e) Otherwise adjusted as follows:

                           (i) Effective immediately prior to any "Revaluation
                  Event" (as defined in Exhibit A hereto), the balances of all Partners' Capital Accounts shall be adjusted to reflect the manner in which items of profit or loss, as computed for book purposes, equal to the "Unrealized Book Gain Or Loss" (as defined in Exhibit A hereto) then existing with respect to each Partnership property (to the extent not previously reflected in the Partners' Capital Accounts) would be allocated among the Partners pursuant to Section 3.1 of Exhibit A hereto if there were a taxable disposition of such property immediately prior to such Revaluation Event for its fair market value (as determined by the General Partner taking
                  Section 7701(g) of the Code into account (i.e., such value shall not be less than the amount of Nonrecourse Liabilities (as defined in Exhibit A) to which such property is subject));

                           (ii) With respect to items of Partnership profit and
                  loss, the balances of all the Partners' Capital Accounts shall be adjusted solely for allocations of such items, as computed for book purposes, under Section 3.1 of Exhibit A hereto and shall not be adjusted for allocations of correlative Tax Items under Section 3.2 of Exhibit A hereto; and

                           (iii) Immediately before giving effect under Section
                  4.2(b) hereof to any adjustment attributable to the distribution of property to a Partner, the balances of all the Partners' Capital Accounts first shall be adjusted to reflect the manner in which items of profit or loss, as computed for book purposes, equal to the Unrealized Book Gain Or Loss existing with respect to the distributed property (to the extent not previously reflected in the Partners' Capital Accounts) would be allocated among the Partners pursuant to
                  Section 3.1 of Exhibit A hereto if there were a taxable disposition of such property, on the date of such distribution, by the Partnership for its fair market value at the time of such distribution (as agreed to in writing by the Partners taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)).

         4.3 ADDITIONAL PROVISIONS REGARDING CAPITAL ACCOUNTS.

                  (a) If a Partner pays any Partnership indebtedness or forgives any Partnership indebtedness owing to such Partner, such payment or forgiveness shall be treated as a cash contribution by that Partner to the capital of the Partnership, and the Capital Account of such Partner shall be increased by the amount so paid by such Partner.

                  (b) Except as otherwise provided herein, no Partner may contribute capital to, or withdraw capital from, the Partnership. To the extent any monies which any Partner is entitled to receive pursuant to the Agreement would constitute a return of capital, each of the Partners must consent to the withdrawal of such capital.

                  (c) A loan by a Partner to the Partnership shall not be considered a contribution of money to the capital of the Partnership, and the balance of such Partner's Capital Account shall not be increased by the amount so loaned. No repayment of principal or interest on any such loan, reimbursement made to a Partner with respect to advances or other payments made by such Partner on behalf of the Partnership or payments of fees to a Partner which are made by the Partnership shall be considered a return of capital or in any manner affect the balance of such Partner's Capital Account.

                  (d) No Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership or any other Partner to restore such deficit balance. In addition, no venturer or partner in any Partner shall have any liability to the Partnership or any other Partner for any deficit balance in such venturer's or partner's capital account in the Partner in which it is a partner or venturer. Furthermore, a deficit Capital Account balance of a Partner (or a capital account of a partner or venturer in a Partner) shall not be deemed to be a liability of such Partner (or of such venturer or partner in such Partner) or a Partnership asset or property. The provisions of this Section 4.3(d) shall not affect any Partner's obligation to make capital contributions to the Partnership that are required to be made by such Partner pursuant to this Agreement.

                  (e) Except as otherwise provided herein, no interest shall be paid on any capital contributed to the Partnership or the balance in any Partner's Capital Account.

                  (f) All of the provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with the Regulations. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or any of the Partners) are computed in order to comply with the Regulations, the General Partner may make such modifications, provided that such modifications are not likely to have a material effect on the amounts distributable to any Partner from the Partnership. The General Partner also shall make appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

         4.4 LOANS. Any Limited Partner, with the consent of the General Partner, may lend money to the Partnership. If the General Partner or, with the written consent of the General Partner, any Limited Partner makes any loan or loans to the Partnership, the amount of any such loan shall not be treated as a contribution to the capital of the Partnership but shall be a debt due from the Partnership. Any Partner's loan to the Partnership shall be repayable out of the Partnership's cash and shall bear interest at prevailing market rates. None of the Partners nor any of their Affiliates shall be obligated to loan money to the Partnership.

         4.5 ADDITIONAL CAPITAL CONTRIBUTIONS. If Additional Capital Contributions (herein so called) are required for any expenditure of the Partnership, the General Partner shall have the right, but not the obligation, to request the Partners to make Additional Capital Contributions (pro rata in accordance with each Partner's Sharing Percentage) to the Partnership in excess of its or his initial Capital Contribution. If the General Partner makes such a request, no Partner shall be required to make such Additional Capital Contribution, provided that if any Partner elects not to make the Additional Capital Contribution (a "Noncontributing Partner"), the other Partners (the "Contributing Partners") shall have the right to contribute to the Partnership the amount of cash that the Noncontributing Partner or Partners failed to contribute. The Partners shall have thirty (30) days from the General Partner's request in which to elect to make or not make such Additional Capital Contributions. Effective as of the end of such thirty (30) day period, the Partners' Sharing Percentage shall be adjusted, as follows:

         Each Partner's Sharing Percentage thereafter shall be equal to a fraction (converted to a percentage), the numerator of which is the amount of such Partner's Capital Account and the denominator of which is the aggregate amount of all Partners' Capital Accounts. The number of Units held by each Partner shall be adjusted automatically to reflect any change in the Partners' Sharing Percentages under this Section.

         The foregoing provisions of this Section 4.5 shall not restrict the authority of the General Partner to raise additional capital for the Partnership from any source, including, without limitation, IASIS or an IASIS Affiliate.

5.       ALLOCATIONS

         5.1 ALLOCATIONS OF INCOME AND LOSSES. All items of income or loss of the Partnership shall be allocated to the Partners in accordance with the provisions of Exhibit A attached hereto, which is hereby incorporated by reference for all purposes of this Agreement.

6.       DISTRIBUTIONS

         6.1 DISTRIBUTION OF EXCESS CASH. Except as otherwise may be provided in
Section 15.3, or as otherwise may be prohibited or required by applicable law, the General Partner may determine in its discretion the extent (if any) to which the Partnership's cash on hand exceeds its current and anticipated needs, including without limitation, for operating expenses, debt service, authorized acquisitions, capital expenditures, and a reasonable contingency reserve. If such an excess exists, the General Partner may cause the Partnership to distribute such excess to the Partners quarterly; provided, that all distributions pursuant to this Section 6.1 shall be made pro rata in accordance with the Partners' respective Sharing Percentages.

         Subject to the foregoing provisions of this Section 6.1 and to certain limitations under the Act, the Partnership will use reasonable efforts to distribute excess cash on a yearly basis in an amount sufficient to provide each Partner with funds to pay income tax obligations on Partnership earnings as if each Partner's Sharing Percentage of such earnings were fully taxable to such Partner at the highest Federal income tax rate for individuals.

7.       BANK ACCOUNTS, BOOKS OF ACCOUNT, TAX COMPLIANCE AND FISCAL YEAR

         7.1 BANK ACCOUNTS; INVESTMENTS. The General Partner may (i) establish one or more bank accounts as provided in Section 8.1(g) into which all Partnership funds shall be deposited or (ii) deposit Partnership funds in a central account established in the name of IASIS or an IASIS Affiliate, provided that detailed separate entries are made on the books and records of the Partnership and on the books and records of IASIS or such IASIS Affiliate with respect to amounts received from the Partnership and deposited in such central account for the account of the Partnership. The daily balances of the funds of the Partnership deposited into such central account shall bear interest at a current market rate. Funds deposited in the Partnership's bank accounts may be withdrawn only to pay Partnership debts or obligations or to be distributed to the Partners under this Agreement. Partnership funds, however, may be invested in such securities and investments as the General Partner may select, until withdrawn for Partnership purposes.

         7.2 BOOKS AND RECORDS. The General Partner shall keep books of account and records relative to the Partnership's business. The books shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The accrual method of accounting shall also be used by the Partnership for income tax purposes. The Partnership's books and records shall at all times be maintained at the principal business office of the Partnership or its accountants (and to the extent required by the Act, at the registered office of the Partnership) and shall be available for inspection by the Limited Partners or their duly authorized representatives during reasonable business hours. The books and records shall be preserved for at least four (4) years after the term of the Partnership ends.

         7.3 DETERMINATION OF PROFIT AND LOSS; FINANCIAL STATEMENTS. All items of Partnership income, expense, gain, loss, deduction and credit shall be determined with respect to, and allocated in accordance with, this Agreement for each Partner for each Partnership fiscal year. Within one hundred twenty (120) days after the end of each Partnership fiscal year, the General Partner shall cause to be prepared, at the Partnership's expense, audited financial statements of the Partnership for the preceding fiscal year, including, without limitation, a balance sheet, profit and loss statement, statement of cash flows and statement of the balances in the Partners' Capital Accounts, prepared in accordance with the terms of this Agreement and generally accepted accounting principles consistently applied. These financial statements shall be available for inspection and copying during ordinary business hours at the reasonable request of any Partner, and will be furnished to all Limited Partners and to any other Partner upon written request therefore.

         7.4 TAX RETURNS AND INFORMATION. The Partners intend for the Partnership to be treated as a partnership, rather than as an association taxable as a corporation, for federal income tax purposes. The General Partner shall prepare or cause to be prepared all federal, state and local income and other tax returns which the Partnership is required to file and shall furnish such returns to the Limited Partners, together with a copy of each Limited Partner's Form K-1 and any other information which any Limited Partner may reasonably request relating to such returns, within the time required by law (including any applicable extension periods available under the Code).

         7.5 TAX AUDITS. The General Partner shall be the tax matters partner of the Partnership under Section 6231(a)(7) of the Code. The General Partner shall inform the Limited Partners of all matters which may come to its attention in its capacity as tax matters partner by giving the Limited Partners notice thereof within ten (10) days after becoming so informed. The General Partner shall not take any action contemplated by Sections 6222 through 6232 of the Code unless the General Partner has first given the Limited Partners notice of the contemplated action and received the Approval of the Partners to the contemplated action. This provision is not intended to authorize the General Partner to take any action which is left to the determination of the individual Partner under Sections 6222 through 6232 of the Code.

         7.6 FISCAL YEAR. The Partnership fiscal year shall end on September 30 of each year, or such other date as the General Partner may establish as the fiscal year end of the Partnership.

8.       RIGHTS, OBLIGATIONS AND INDEMNIFICATION OF THE GENERAL PARTNER

         8.1 RIGHTS OF THE GENERAL PARTNER AS MANAGER. Subject to the limitations imposed upon the General Partner in this Agreement (including, without limitation, Sections 8.3 and 8.4) the General Partner shall have the full, exclusive and complete duty and right to manage and control, and, within its discretion, shall make all decisions and take any necessary or appropriate action in connection with the Partnership's business. Without limiting the General Partner's power or authority under this Agreement or the Act, the General Partner may (without obtaining the consent or approval of any Partners) take or cause the Partnership to take the following actions if and when it deems any such action to be necessary, appropriate or advisable, at the sole cost and expense of the Partnership, subject however in all respects to the limitations imposed on the General Partner in this Agreement (including, without limitation, Sections 8.3 and 8.4):

                  (a) Borrow money from any source, including without limitation from the General Partner, IASIS or an IASIS Affiliate and, if security is required therefore, mortgage or subject to any other security device any portion of the Partnership's property, obtain replacements of any mortgage or other security device, and prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing on such terms and in such amounts as the General Partner deems, in its sole discretion, to be in the best interest of the Partnership;

                  (b) Acquire and enter into any contract of insurance which the General Partner deems necessary and proper for the protection of the Partnership, for the conservation of the Partnership's assets, or for any purpose convenient or beneficial to the Partnership;

                  (c) Employ, from time to time on behalf of the Partnership, individuals (including employees of the General Partner, the Limited Partners, or any of their Affiliates) on such terms and for such compensation as the General Partner shall determine (but not in an amount which would be considered unreasonable based upon the scope of an individual employee's duties and responsibilities), and enter into agreements for the transfer of Partnership interests to such Persons as provided in Article 12 hereof;

                  (d) Make decisions as to accounting principles and elections, whether for book or tax purposes (and such decisions may be different for each purpose);

                  (e) Set up or modify record keeping, billing and accounts payable accounting systems;

                  (f) Alienate, mortgage, pledge or otherwise encumber, sell, exchange, lease or purchase real and/or personal property in fulfillment of the Partnership purposes and for the construction and operation of the Facilities and other Partnership property;

                  (g) Open checking and savings accounts, in banks or similar financial institutions, in the name of the Partnership, deposit cash in and withdraw cash from such accounts, and invest all funds not immediately needed in the operation of the Partnership's business as deemed appropriate by the General Partner;

                  (h) Adjust, arbitrate, compromise, sue or defend, abandon, or otherwise deal with and settle any and all claims in favor of or against the Partnership, as the General Partner shall, in its sole discretion, deem proper;

                  (i) Execute, on behalf of and in the name of the Partnership, make, perform and carry out all types of contracts, leases, agreements, instruments, notes, certificates, titles or other documents of any kind or nature as deemed necessary and desirable by the General Partner, including without limitation contracts, leases, other agreements and documents and cash management systems with Affiliates of IASIS or any Partner, and amend, extend, or modify any contract, lease, or agreement at any time entered into by the Partnership, provided that the General Partner uses its best efforts to insure that all such contracts, leases, or agreements are representative of fair market value;

                  (j) Do all acts necessary or desirable to carry out the business for which the Partnership is formed or which may facilitate the General Partner's exercise of its powers hereunder;

                  (k) Admit additional Limited Partners in accordance with
         Section 12.5 hereof;

                  (l) Merge the Partnership with another Person and take all actions, including negotiating and entering into an agreement of merger and an amendment and/or restatement of this Agreement, as the General Partner determines are necessary or appropriate to effect such merger;

                  (m) Amend this Agreement to reflect the addition or substitution of Partners, and amend the Agreement as provided in
         Section 17.8; and

                  (n) Make distributions in accordance with the terms of this Agreement, or refrain from making any distributions.

         8.2 RIGHT TO RELY ON THE GENERAL PARTNER. No Person or governmental body dealing with the Partnership shall be required to inquire into, or to obtain any other documentation as to, the authority of the General Partner to take any action permitted under Section 8.1. Furthermore, any Person dealing with the Partnership may rely upon a certificate signed by the General Partner as to the following:

                  (a) The identity of the General Partner or any Limited
         Partner;

                  (b) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

                  (c) The Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

                  (d) Any act or failure to act by the Partnership on any other matter whatsoever involving the Partnership or any Partner.

         8.3 SPECIFIC LIMITATIONS ON THE GENERAL PARTNER. Notwithstanding anything to the contrary in this Agreement or the Act, without the prior written approval of all of the Limited Partners to the specific act in question, the General Partner shall have no right, power or authority to do any of the following acts, each of which is considered outside the ordinary course of Partnership business:

                  (a) To do any act in contravention of this Agreement;

                  (b) Except pursuant to Section 3.3 and/or Section 8.1(l) hereof, to change or reorganize the Partnership into any other legal form; or

                  (c) To knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

         8.4 ADDITIONAL LIMITATIONS ON THE AUTHORITY OF THE GENERAL PARTNER. Without the prior Approval of the Partners, the General Partner shall have no authority to do any of the following:

                  (a) Amend this Agreement (except as provided in Section 17.8);

                  (b) Change the nature of the business of the Partnership;

                  (c) Sell all or substantially all of the assets of the Partnership; or

                  (d) Dissolve the Partnership.


The limitations in Section 8.3(b) and this Section 8.4 shall not be applicable to any General Partner or any Liquidator in winding up and liquidating the business of the Partnership under Article 15.

         8.5 MANAGEMENT OBLIGATIONS OF THE GENERAL PARTNER. The General Partner shall devote such time to the Partnership as may be necessary to manage and supervise the Partnership business and affairs, but nothing in this Agreement shall preclude the General Partner, at the expense of the Partnership, from employing any IASIS Affiliate or a third party to provide management or other services to the Partnership, subject always, however, to the control of the General Partner. Any transaction between the Partnership and the General Partner, IASIS or any IASIS Affiliate is hereby expressly authorized, provided that the General Partner uses its best efforts to ensure that the terms of such transactions are generally no less favorable to the Partnership than the terms that would be made available to the Partnership in arm's length transactions with independent third parties. The management obligations of the General Partner shall include the following:

                  (a) The General Partner will provide management services in areas such as long-range strategic and financial planning, management planning, quality assurance programs, materials management, management development, professional recruitment, performance appraisal systems, personnel development, benefits administration, facilities development and construction management and productivity improvement programs;

                  (b) The General Partner will provide management services in areas such as budget control systems, financial reporting practices, interfaces with lenders, contractual agreements, business office procedures, accounts receivable and cash management, risk management programs, financial modeling, capital planning, cost accounting analysis and third-party reimbursement;

                  (c) The General Partner will provide marketing and corporate communication management services in areas such as competitive environment assessments, health services marketing, management of community and public relations, product-line analysis, new service development, management of governmental affairs, market research and opinion attitude surveys;

                  (d) The General Partner will provide management services for areas such as service utilization analysis, systems development, supply and charge systems, manpower utilization and control systems, technical clinical skills training, new product evaluation and educational programs for clinical staff;

                  (e) The General Partner will provide management services for such areas as information systems and services, including, data center hardware, software and staffing, hardware and software maintenance, and PC's, printers and software on site at the Facilities.

                  (f) The General Partner will provide management services for areas such as medical staff orientation programs, medical staff issues, Medicare and Medicaid cost reporting, quality assurance, practice promotion and selection of physician private practice workshops;

                  (g) The Partnership may participate in IASIS's group purchasing program, and each Partner agrees that all information with regard to pricing or any other terms of the group purchasing program will remain confidential; and

                  (h) The General Partner will encourage the exchange of written materials between IASIS-affiliated hospitals (subject to confidentiality requirements) and will provide the Partnership with access to materials such as procedures manuals, bylaws, regulations and rules.

         8.6 INDEMNIFICATION OF THE GENERAL PARTNER.

                  (a) Except to the extent such indemnification may be prohibited by law, the Partnership, its receiver, or its trustee shall indemnify, hold harmless, and pay all judgments and claims against the General Partner or its agents or employees relating to any liability or damage incurred or suffered by the General Partner or its agents or employees by reason of any act performed or omitted to be performed (but not constituting willful misconduct or gross negligence) by the General Partner or its agents or employees in connection with the Partnership's business, including reasonable attorneys' fees and expenses incurred by the General Partner in connection with the defense of any claim or action based on any such act or omission, which attorneys' fees may be paid as incurred. For purposes of this Section 8.6, the fact that an action, omission to act or decision is taken on advice of counsel to the Partnership shall be evidence of good faith, provided that all material facts were disclosed to such counsel.

                  (b) Expenses (including reasonable attorneys' fees and expenses) incurred by the General Partner or its agents or employees in connection with the defense of any claim or action based on any act performed or omitted to be performed (but not constituting willful misconduct or gross negligence) by the General Partner or its agents or employees may be paid in advance of the final disposition of such claim or action upon receipt of an undertaking by or on behalf of the General Partner to repay such amount if it shall ultimately be determined that the General Partner or its agents or employees are not entitled to indemnification by the Partnership as authorized in this Section 8.6.

                  (c) In the event any Limited Partner shall bring a legal action against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, hold harmless, and pay all expenses of the General Partner, including but not limited to attorneys' fees incurred in the defense of such action, unless the General Partner shall be adjudicated guilty of gross negligence or willful misconduct in connection with the performance of its duties as General Partner to the Partnership.

                  (d) The Partnership shall indemnify, hold harmless, and pay all expenses, costs or liabilities of the General Partner which (or who) for the benefit of the Partnership makes any deposit, acquires any option, makes any payment, or assumes any obligation in connection with any property proposed to be acquired by the Partnership and which (or who) suffers any financial loss as a result of such action.

                  (e) Any indemnification required herein to be made by the Partnership shall be made promptly following the fixing of any loss, liability, or damage incurred or suffered. If, at any time, the Partnership has insufficient funds to provide such indemnification as herein provided, it shall provide such indemnification if and as the Partnership generates sufficient funds, and prior to any distribution to the Partners.

                  (f) In the event the assets of the Partnership are at any time insufficient to fund the indemnification obligations of the Partnership pursuant to this Section 8.6, the General Partner may require the Partners to return, in proportion to the amounts thereof, any distributions previously received from the Partnership; provided, however, in no event shall any Partner be required to recontribute to the Partnership in an amount in excess of the aggregate amount of distributions received by such Partner from the Partnership.

         Notwithstanding the foregoing provisions of this Section 8.6, the General Partner shall not be indemnified by the Partnership from any liability for actions or omissions that constitute willful misconduct or gross negligence on the part of the General Partner.

         8.7 REIMBURSEMENT. The General Partner shall be entitled to be reimbursed for any and all reasonable costs and expenses incurred by it in connection with managing and operating the Partnership and its properties and business. Such reimbursement shall be paid by the Partnership, upon the written application of the General Partner, as soon as funds are available therefore.

         8.8 COMPENSATION OF THE GENERAL PARTNER. As compensation and consideration for the performance of its duties and responsibilities as General Partner, the General Partner shall be entitled to receive a monthly management fee of two and one-quarter percent 2.25% of the Partnership's net revenues for the preceding month. Such management fee will be paid on or before the twentieth
(20th) day of each month after the month the Partnership starts to conduct business operations. For purposes of this Section 8.8, the Partnership's net revenues shall mean its gross revenues less its contractual adjustments, charity care and administrative discounts as determined in accordance with generally accepted accounting principles. The General Partner may contract with other parties (including IASIS or any IASIS Affiliate) in rendering management services to the Partnership.

         8.9 INDEPENDENT ACTIVITIES. The General Partner and any of its Affiliates may engage in or possess interests in other business ventures of every nature and description, independently, and with others, whether such activities are competitive with the Partnership or otherwise without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any activity undertaken hereunder shall prevent the General Partner or any of its Affiliates from engaging in such other activities or require the General Partner or any of its Affiliates to permit the Partnership or any Limited Partner to participate in such activities. Furthermore, as a material part of the consideration for the General Partner executing this Agreement and admitting the Limited Partners to the Partnership, the Limited Partners herein waive, relinquish and renounce any right or claim of participation in any such activities.

9.       RIGHTS AND STATUS OF LIMITED PARTNERS

         9.1 GENERAL. The Limited Partners shall have the rights and the status of limited partners under the Act. Except to the extent expressly otherwise provided in this Agreement, the Limited Partners shall not take part in the management or control of the Partnership business, or sign for or bind the Partnership, such powers being vested exclusively in the General Partner.

         9.2 LIMITATION OF LIABILITY. No Limited Partner shall have any personal liability whatever, solely by reason of its or his status as a Limited Partner of the Partnership, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's obligation to contribute its or his Capital Contribution to the Partnership as contemplated in Section 4.1 or the return of distributions as required by the Act.

         9.3 BANKRUPTCY, DEATH, ETC. Neither the Bankruptcy, death, disability nor declaration of incompetence or incapacity of a Limited Partner shall dissolve the Partnership, but the rights of a Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such an event, devolve upon the Limited Partner's estate, legal representative or successor in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership under the Act. The Limited Partner's estate, representative or successor in interest shall be entitled to receive distributions and allocations with respect to such Limited Partner's interest in the Partnership and shall be liable for all of the obligations of the Limited Partner. Furthermore, the Limited Partner's estate, representative or successor in interest shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not be entitled to any of the rights of a general partner or limited partner under the Act or this Agreement unless such estate, representative or successor in interest is admitted to the Partnership as a Substituted Limited Partner in accordance with Section 12.2.

10.      MEETINGS AND MEANS OF VOTING

         10.1 MEETINGS OF THE PARTNERS. An annual meeting of the Partners shall be held each year at a time and place selected by the General Partner, and in any case within ninety (90) days of the completion of the audit of the Partnership's financial statements for the immediately preceding fiscal year. Special meetings of the Partners may be called by the General Partner and shall be promptly called by the General Partner upon the written request of any one or more Limited Partners who own in the aggregate 20% or more of the aggregate Sharing Percentages in the Partnership owned by all Limited Partners, excluding any Sharing Percentage owned by the General Partner or any of its Affiliates. The notice of any meeting shall state the nature of the business to be transacted at such meeting, and actions taken at any such meeting shall be limited to those matters specified in the notice of the meeting. The General Partner shall select the date, time and place of any special meeting. Notice of any meeting shall be given by the General Partner to all Partners not less than ten (10) and not more than sixty (60) days prior to the date of the meeting. Partners may vote in person or by proxy at such meeting.

         Except as otherwise expressly provided in this Agreement or required by the express provisions of the Act, the requisite vote of the Partners shall be the Approval of the Partners, which shall control all decisions for which the vote of the Partners is required hereunder. Each Partner's voting rights shall be the same as that Partner's Sharing Percentage at the time of the vote. The presence of any Partner at a meeting shall constitute a waiver of notice of the meeting with respect to such Partner. The Partners may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. A Partner's participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

         10.2 VOTE BY PROXY. Each Limited Partner may authorize any Person to act on the Partner's behalf by proxy on all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner authorizing such proxy or such Limited Partner's attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless otherwise provided in the proxy. Except as otherwise may be provided under applicable law, every proxy shall be revocable at the pleasure of the Limited Partner executing it.

         10.3 CONDUCT OF MEETING. Each meeting of Partners shall be conducted by the General Partner or by a Person appointed by the General Partner. The meeting shall be conducted pursuant to such rules as may be adopted by the General Partner or the Person appointed by the General Partner for the conduct of the meeting.

         10.4 ACTION WITHOUT A MEETING. Notwithstanding anything to the contrary in this Agreement, any action that may be taken at a meeting of the Partners may be taken without a meeting if a consent in writing setting forth the action so taken is Approved by the Partners, which consent may be executed in multiple counterparts. In the event any action is taken pursuant to this Section 10.4, it shall not be necessary to comply with any notice or timing requirements set forth in Section 10.1. Prompt written notice of the taking of action without a meeting shall be given to the Partners who have not consented in writing to such action.

         10.5 CLOSING OF TRANSFER RECORD; RECORD DATE. For the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners, any reconvening thereof, or to act by consent, the General Partner may provide that the transfer record shall be closed for at least ten (10) days immediately preceding such meeting (or such shorter time as may be reasonable in light of the period of the notice) or the first solicitation of consents in writing. If the transfer record is not closed and if no record date is fixed for determining the Partners entitled to notice of or to vote at a meeting of Partners or by consent, the date on which the notice of the meeting is mailed or the first written consent is received by the General Partner shall be the record date for such determination.

11.      ADVISORY BOARD

         11.1 ADVISORY BOARD. Effective for all purposes on the date of this Agreement, the General Partner and the Limited Partners shall form an advisory board of the Partnership (the

"Advisory Board") comprised of the Category A Directors and the Category B Directors (each as defined below, and collectively, the "Directors"), all of whom must be natural persons. The Advisory Board shall consist of the number of Directors as designated from time to time by the General Partner, with the initial Advisory Board being composed of nine (9) Directors. The Category A Directors shall be appointed by the General Partner. The Category B Directors shall be elected by the Limited Partners (other than the General Partner and its Affiliates). The number of Category A Directors and Category B Directors shall be in a similar proportion (rounded to the nearest whole numbers) as the number of Units owned by the General Partner and its Affiliates (whether owned as a general partner or a limited partner) bears to the number of Units owned by the Limited Partners (other than the General Partner and its Affiliates); provided, however, that the minimum number of Category B Directors shall be four (4). In the election of Category B Directors by the Limited Partners, only the Units owned by the Limited Partners (and not any Units owned by the General Partner and its Affiliates) shall be considered in the voting. The Advisory Board shall be created and operated to provide to the General Partner input, recommendations and guidance on an advisory basis regarding the Facilities' operation (e.g., new programs and services, operating and capital budgets, facility and equipment needs, quality assurance issues and strategic planning). Each individual selected to serve on the Advisory Board shall serve for a term of one (1) year and thereafter until his successor is appointed or elected, unless he sooner resigns or is removed. A member of the Advisory Board may be removed without cause only by the class of Partners that had the right to vote for his initial appointment. The unexpired term of a removed member shall be filled by an individual appointed by the class of Partners that had the right to vote on the removed member's initial appointment to the Advisory Board. The Category A Directors and the Category B Directors shall elect annually the Chairman of the Advisory Board. The Advisory Board shall establish from time to time its meeting schedule and the policies and procedures for the conduct of its meetings.

12.      TRANSFER OF UNITS AND ADDITIONAL LIMITED PARTNERS

         12.1 TRANSFERS BY LIMITED PARTNERS. Except as otherwise set forth in this Article 12 and Article 13, a Limited Partner may not sell, assign, transfer, pledge or hypothecate ("Transfer") all or any part of its or his interest in the Partnership without the prior written consent of the General Partner. The General Partner, in its sole discretion, may withhold its consent to any Transfer for which such consent is required. If a Limited Partner receives the prior written consent of the General Partner, such Limited Partner may Transfer its or his interest in the Partnership if the following conditions are satisfied:

                  (a) The Transfer is to a Qualified Purchaser and is with respect to one or more whole Units;

                  (b) The Transfer will not result in the Partnership being considered a "publicly traded partnership" within the meaning of
         Section 7704 of the Code;

                  (c) The Limited Partner and its transferee execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as are in form and substance satisfactory to the General Partner;

                  (d) Unless waived in writing by the General Partner, the Limited Partner delivers to the General Partner an opinion of counsel satisfactory to the General Partner, covering such securities and tax laws and other aspects of the proposed Transfer as the General Partner may reasonably request;

                  (e) The Limited Partner furnishes to the transferee a written statement showing the name and taxpayer identification number of the Partnership in such form and together with such other information as may be required under Section 6050K of the Code and the Regulations thereunder; and

                  (f) The Limited Partner pays the Partnership a transfer fee that is sufficient to pay all reasonable expenses of the Partnership (which shall include any and all expenses of the General Partner) in connection with such transaction.

Any Limited Partner who thereafter Transfers all or any portion of his interest in the Partnership shall promptly notify the General Partner of such Transfer and shall furnish to the General Partner the name and address of the transferee and such other information as may be required under Section 6050K of the Code and the Regulations thereunder.

         12.2 SUBSTITUTED LIMITED PARTNER. No Person taking or acquiring, by whatever means, the interest of any Limited Partner in the Partnership, shall be admitted as a Substituted Limited Partner without the written consent of the General Partner (which consent may be withheld in the sole discretion of the General Partner, with or without cause) and unless such Person:

                  (a) Elects to become a Substituted Limited Partner by delivering notice of such election to the Partnership;

                  (b) Executes, acknowledges and delivers to the Partnership such other instruments as the General Partner may deem necessary or advisable to effect the admission of such Person as a Substituted Limited Partner, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement by executing a joinder in the form attached as Exhibit D and the execution of the Drag Along Rights Agreement in substantially the form attached hereto as Exhibit E, or such other form as the senior lender of IASIS shall require from time to time; and

                  (c) Pays a transfer fee to the Partnership in an amount sufficient to cover all reasonable expenses connected with the admission of such Person as a Substituted Limited Partner.

         12.3 BASIS ADJUSTMENT. Upon the Transfer of all or part of an interest in the Partnership, at the request of the transferee of the interest, the General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to Section 754 of the Code or the corresponding provisions of subsequent law, to adjust the basis of the Partnership properties as provided by Sections 734 and 743 of the Code.

         12.4 TRANSFER BY GENERAL PARTNER. Notwithstanding any of the provisions of this Agreement to the contrary, the General Partner and its Affiliates may, without the consent of the Limited Partners, Transfer any or all of their Units (whether Limited Partner or General Partner Units) to any IASIS Affiliate or any third party, and may pledge, encumber, or otherwise give as collateral for loans or other indebtedness, any of their interests in the Partnership, and the pledgee or other holder of any such pledge, encumbrance, or security interest may exercise its rights with respect thereto, including without limitation, its rights to foreclose, transfer, convey, sell or assign such interests, without the consent of, or notice to, any other Partner; provided, however, that any such transferee of any or all of the General Partner's Units agrees in writing to be bound by the terms of this Agreement by executing a joinder in the form set forth as Exhibit D. In furtherance (and not in limitation) of the foregoing, the General Partner may, without the consent of the Limited Partners, appoint a substitute General Partner and/or additional General Partners.

         12.5 ADMISSION OF ADDITIONAL LIMITED PARTNERS. The General Partner is authorized to issue limited partnership interests in the Partnership to Persons who are Qualified Purchasers (including IASIS and IASIS Affiliates) and to admit them to the Partnership as Additional Limited Partners, which in all instances shall comply with applicable securities laws. The General Partner shall have complete discretion in determining the consideration, which must be based on the then current value of the Partnership, and the terms and conditions with respect to the Partnership for admitting Additional Limited Partners. The General Partner will not permit any Person to become an Additional Limited Partner unless such Person certifies in writing to the General Partner that the Person is a Qualified Purchaser and agrees to be bound by the terms of this Agreement and executes a Drag Along Rights Agreement in substantially the form attached hereto as Exhibit E, or such other form as the senior lender of IASIS shall require from time to time. The General Partner shall do all things necessary to comply with the Act and is authorized to do all things it deems to be necessary or advisable in connection with the Partnership for admitting any Additional Limited Partner, including, but not limited to, complying with any statute, rule, regulation or guideline issued by any federal, state or other governmental agency.

         12.6 TRANSFER PROCEDURES. The General Partner may establish such transfer procedures as it deems advisable, consistent with this Article 12, to ensure that all conditions precedent to the admission of a Substituted Limited Partner or Additional Limited Partner have been complied with.

         12.7 INVALID TRANSFER. No Transfer of an interest in the Partnership that is in violation of this Article 12 shall be valid or effective, and the Partnership shall not recognize any improper Transfer for the purposes of making allocations, payments of profits, return of capital contributions or other distributions with respect to such Partnership interest, or part thereof. The Partnership may enforce the provisions of this Article 12 either directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed Transfers not in accordance with this Article 12.

         12.8 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF A TRANSFERRED OWNERSHIP INTEREST. If any Partner Transfers any part of his interest in the Partnership during any accounting period in compliance with the provisions of this Article 12, Partnership income, gain, deductions and losses attributable to such interest for that period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the appropriate accounting period in accordance with Code Section 706(d), using the daily proration method. All Partnership distributions on or before the effective date of such Transfer shall be made to the transferor, and all such Partnership distributions thereafter shall be made to the transferee. Solely for purposes of making Partnership tax allocations and distributions, the Partnership shall recognize a Transfer on the day following the day of Transfer. Neither the Partnership nor the General Partner shall incur any liability for making Partnership allocations and distributions in accordance with the provisions of this Section 12.8, whether or not the General Partner or the Partnership have knowledge of any Transfer of any interest in the Partnership or part thereof where the transferee is not admitted as a Substituted Limited Partner.

         12.9 ADDITIONAL REQUIREMENTS OF ADMISSION TO PARTNERSHIP. The General Partner shall not admit any Person as a Limited Partner if such admission would have the effect of causing the Partnership to be re-classified for federal income tax purposes as an association (taxable as a corporation under the Code), would violate any Medicare or other health care law, rule or regulation, or would not meet applicable exemptions from securities registration and securities disclosure provided under federal and state securities laws.

         12.10 AMENDMENT TO EXHIBIT B. The General Partner shall amend Exhibit B attached to this Agreement from time to time to reflect the admission of any successor General Partner, Substituted Limited Partners or Additional Limited Partners, or the reduction or termination of any Partner's interest in the Partnership.

         12.11 NO PARTICIPATION IN SECONDARY MARKET. Notwithstanding anything contained herein to the contrary, the Partnership shall not participate in the establishment of, or the inclusion of Units on, an established securities market for the Units within the meaning of Treasury Regulation Section 1.7704-1(b) or a secondary market or the substantial equivalent thereof for the Units within the meaning of Treasury Regulation Section 1.7704-1(c), and the Partnership shall not recognize any transfers of Units (including a right to profits, losses and distributions) made on any such market by redeeming the transferor Partner (in the case of a redemption or repurchase by the Partnership) or admitting the transferee partner or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive Partnership distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Partnership, and any such transfers shall be void ab initio.

         12.12 DRAG-ALONG RIGHTS.

                  (a) If at any time the Original Limited Partner approves a transaction to sell its Limited Partner Units, or to sell, convey, transfer or otherwise dispose of all or substantially all of the Partnership's assets, property or business or merge the Partnership into or consolidate the Partnership with any other Person (including, without limitation, a merger or consolidating transaction authorized by
         Section 3.3 hereof) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the Limited Partner Units are disposed of (collectively a "Drag-Along Transaction"), then, upon thirty (30) days' written notice to the other Limited Partners and the General Partner (the "Drag-Along Notice"), the Original Limited Partner may require each other Limited Partner to vote in favor of such Drag-Along Transaction and, if applicable, to sell, transfer and deliver, or cause to be sold, transferred and delivered, to the purchaser or acquiror in the Drag-Along Transaction all of such Limited Partner's Limited Partner Units at the closing thereof (free and clear of all liens, claims or encumbrances except those arising under this Agreement and those made pursuant to the terms of IASIS's credit facility).

                  (b) The Drag-Along Notice shall set out, in reasonable detail,
         (i) information concerning the identity of the purchaser, (ii) the nature and amount of the consideration to be received by the Limited Partners in the transaction, (iii) a description of the other material terms and conditions of the proposed sale and (iv) the proposed time and place of the closing of the transaction.

                  (c) Any Limited Partner that is required to sell all or any portion of his Limited Partner Units in a Drag-Along Transaction shall be required to execute such documents as are necessary, in the sole and absolute discretion of the Original Limited Partner, to accomplish the Drag-Along Transaction and to make such representations and warranties as to the Partnership and its business in favor of the third party purchaser as are made by the Original Limited Partner in favor of the third party purchaser.

                  (d) In the event the Original Limited Partner exercises his rights described in Section 12.12(a) above in connection with a Drag-Along Transaction that requires a vote of the Limited Partners to approve, including a merger, consolidation, sale of substantially all of the assets of the Partnership or other similar transaction, such other Limited Partners shall vote their Limited Partner Units as the Original Limited Partner votes thereon. Each Limited Partner, other than the Original Limited Partner, hereby constitutes and appoints the Original Limited Partner as its true and lawful proxy and attorney-in fact to vote the Limited Partner Units held by such Limited Partner in accordance with the provisions of this Section 12.12. Each such Limited Partner acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest.

13.      RIGHT TO LIQUIDATE OR PURCHASE PARTNERSHIP INTERESTS

         13.1 DEEMED LIMITED PARTNER INTEREST. For the purposes of Sections 13.3 and 13.6 hereof, a person who owns an interest in a P.A. or P.C. that is a Limited Partner shall be deemed to own a portion of the P.A.'s or P.C.'s interest in the Partnership equal to the person's pro rata interest in the P.A. or P.C. Each P.A. or P.C. that is a Limited Partner shall provide annually to the Partnership a list of its owners describing the percentage ownership interest of each owner in the P.A. or P.C.

         13.2 PARTNERSHIP'S AND GENERAL PARTNER'S RIGHT OF FIRST REFUSAL. Subject to the restrictions on transfer set forth in Article 12, if any Limited Partner receives or obtains a bona fide offer from a third party to acquire in any manner all or any part of its or his interest in the

Partnership which offer the Limited Partner intends to accept, the Limited Partner shall promptly notify the General Partner in writing of the offer received, including the name of the offeror, the number of whole Units offered to be purchased, the proposed acquisition price and the other terms and conditions of the offer. The Partnership shall have the option for a period of sixty (60) days from the day the General Partner receives notice of such offer to exercise its right to acquire such Limited Partner's interest in the Partnership on the same terms and conditions contained in the offer. The Partnership may exercise its option by notifying the Limited Partner proposing to sell prior to the end of such sixty (60) day period of its exercise of the option and shall thereafter acquire such Limited Partner's interest within five
(5) days following the expiration of such sixty (60) day period (unless such exercise is subsequently revoked). If the Partnership does not exercise its option, the General Partner shall have the option to exercise its right to acquire such Limited Partner's interest in the Partnership on the same terms and conditions within the same sixty (60) day period. If the Partnership and the General Partner fail to or both indicate in writing that they will not exercise the option, within the period provided, or if either the Partnership or the General Partner exercises the option but fails to effect the acquisition within the prescribed five (5) day period, the Limited Partner, in accordance with and subject to the provisions of Article 12, may convey or dispose of the part of the Partner's interest in the Partnership that was the subject of the offer but only at the price, terms and conditions, and to the party specified in the offer notice to the General Partner. If terms and conditions more favorable to the proposed acquiror than, or in any material manner different from, those offered to the Partnership and the General Partner should be agreed to by the Limited Partner, the Partnership and the General Partner shall again have the option to acquire the selling Limited Partner's interest in the Partnership which is subject to the more favorable or different acquisition terms in accordance with this Section 13.2. Neither the General Partner nor the Partnership shall be liable or accountable to any Limited Partner which attempts to transfer its or his interest in the Partnership for any loss, damage, expense, cost, or liability resulting from the Partnership's or General Partner's exercise or failure to exercise the acquisition option under this Section 13.1, delay in notifying the Limited Partner of the Partnership's or the General Partner's intention not to exercise the acquisition option, or its enforcement of the requirements of this Section 13.1 in the event that it elects not to exercise the acquisition option. The Partnership's or the General Partner's failure to exercise the acquisition option or to indicate in writing that it is electing not to exercise the option shall not be deemed a consent of the General Partner to allow any third party transferee to become a Substituted Limited Partner, such consent being controlled by the provisions of Section 12.2. In the event an offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, the Partnership and the General Partner may elect to purchase the interest proposed to be sold for the reasonable cash equivalent, as determined in good faith by the General Partner.

         13.3 OCCURRENCE OF TERMINATING EVENT OR ADVERSE TERMINATING EVENT.

                  (a) In the event a Terminating Event shall occur with respect to any Limited Partner (or person who owns an interest in a P.A. or P.C. that is a Limited Partner), such Partner or the Partner's successor or other legal representative shall give written notice thereof to the Partnership within thirty (30) days of the occurrence of such event. Upon receipt of such notice, the Partnership shall have the right, but not the obligation, for the ensuing sixty (60) days to exercise the right to purchase such Partner's interest in the Partnership; provided, however, that with respect to a person who owns an interest in a P.A. or P.C. that is a Limited Partner, the other owners of the P.A. or P.C. shall have sixty
         (60) days from the notice date to exercise the right to purchase the interest before the Partnership may exercise its repurchase right. If the Partnership has not received written notice of a Terminating Event with respect to any Limited Partner (or person who owns an interest in a P.A. or P.C. that is a Limited Partner) as required under this
         Section 13.3(a), the Partnership will have the right to exercise the right to purchase such Partner's interest in the Partnership for sixty
         (60) days after the Partnership has actual knowledge of the occurrence of any such event and gives written notice thereof to the Limited Partner. Notwithstanding anything to the contrary in this Agreement, the failure of a Limited Partner to notify the Partnership of the occurrence of a Terminating Event as required under this Section 13.3(a) shall not constitute the occurrence of an Adverse Terminating Event.

                  (b) In the event the General Partner determines that an Adverse Terminating Event has occurred with respect to any Limited Partner (or person who owns an interest in a P.A. or P.C. which is a Limited Partner) the Partnership shall give written notice thereof to such Partner and, for a period of sixty (60) days from the date of such notice, the Partnership shall have the right, but not the obligation, to exercise the right to purchase such Partner's interest in the Partnership; provided, however, that with respect to a person who owns an interest in a P.A. or P.C. which is a Limited Partner, the other owners of the P.A. or P.C. shall have sixty (60) days from the notice date to exercise the right to purchase the interest before the Partnership may exercise its repurchase right.

                  (c) In the event the Partnership elects to purchase the interest of a Limited Partner pursuant to this Section 13.3, the Partnership shall consummate such purchase within the five (5) day period following the expiration of the sixty (60) day exercise period.

                  (d) In the event the Partnership does not elect to exercise its right to purchase such Partner's interest in the Partnership pursuant to subsections (a) or (b) above, then the General Partner shall have the right, but not the obligation, within the time period indicated in Section 13.3(a) hereof to exercise its right to purchase such Partner's interest, pursuant to the same terms provided in Section
         13.4 hereof for Partnership purchases of such Partner's interest.

         13.4 PAYMENT FOR PARTNERSHIP INTEREST.

                  (a) If any Limited Partner's interest in the Partnership is purchased because of the occurrence of a Terminating Event, the amount the Partnership will pay for each Unit owned by such Partner shall be equal to the Valuation Price as of the day on which the sixty (60) day exercise period began to run.

                  (b) If the Partnership purchases any Limited Partner's interest in the Partnership as a result of an Adverse Terminating Event, the amount to be paid by the

         Partnership to such Partner shall be equal to the lesser of (i) the Valuation Price; or (ii) the value of his or her Capital Account.

                  (c) If the Partnership purchases any Limited Partner's interest in the Partnership as provided in this Section 13.4, the Partnership shall pay any such amounts owed therefore to such Partner or its successor, at the discretion of the General Partner, in a lump sum or in up to sixty (60) equal monthly payments with interest at the "prime" rate as published from time to time in the Money Rates section of the Wall Street Journal (the "Prime Rate") on the unpaid principal balance or, provided that IASIS has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is required to file reports pursuant to
         Section 15(d) of the Exchange Act, in restricted or unrestricted shares of such securities. If the General Partner exercises its discretion to pay for a Partnership interest in monthly installments, the first such installment will be paid to the Partner or his successor in interest on the first day of the month after thirty (30) days have expired since the Partner's interest in the Partnership has been purchased. Each subsequent installment shall be paid on the first day of each successive month until the full amount owed to the Partner or his successor in interest has been paid. The Partnership's obligation to pay the Partner in monthly installments under this Section 13.4 will be evidenced by a nonrecourse promissory note secured by the Partnership interest purchased and executed by the General Partner on behalf of the Partnership. If the General Partner exercises its discretion to pay for a Partnership interest in the class of IASIS securities registered under the Exchange Act, such securities shall be valued at the average of the closing price of such securities for the fifteen (15) trading days immediately prior to the day on which the sixty (60) day exercise period began to run.

         13.5 SUBSEQUENT LEGISLATION. If any Limited Partners are prohibited from owning an interest in the Partnership as a result of the enactment of any statute, regulation or other law or the judicial or administrative interpretation of any existing or future statute, regulation or other law, the General Partner shall attempt to restructure the Partnership or its ownership or operations in order to comply with such enactment or interpretation in accordance with the provisions of Section 17.8. If any Limited Partner shall be so prohibited from owning an interest in the Partnership and the Partnership cannot be so restructured, the Partnership will purchase all the Limited Partner's interests in the Partnership as provided in this Section 13.5. Additionally, if the enactment of any statute, regulation or other law relating to physician ownership in the Partnership or the judicial or administrative interpretation of any existing or future statute, regulation or law relating to physician ownership in the Partnership shall have the effect of limiting reimbursement of health care costs through government or other payor programs or otherwise materially and adversely affects the manner in which the Partnership or its Affiliates shall operate their businesses, the General Partner shall attempt to restructure the Partnership in accordance with Section 17.8 to eliminate such adverse effect and if the Partnership cannot be so restructured, the General Partner, at its sole and absolute discretion, shall have the option to cause the Partnership to purchase all of the Limited Partners' interests in the Partnership as provided in this Section 13.5. The Partnership shall pay each Limited Partner for his interest in the Partnership the value of his Capital Account as of the day of such purchase. Such amount will be paid to each Limited Partner at the sole and absolute discretion of the General Partner, in a lump sum or in up to sixty (60) equal monthly payments with interest on the unpaid principal balance at the Prime Rate or, provided that IASIS has a class of securities registered under Section 12 of the Exchange Act and is required to file reports pursuant to Section 15(d) of the Exchange Act, in restricted or unrestricted shares of such securities. If the General Partner exercises its discretion to pay for a Partnership interest in monthly installments, the first such installment shall be paid to the Limited Partner on the first day of the first month following the date that is thirty (30) days after the date the Partner's interest in the Partnership terminated, with subsequent installments paid on the first day of each successive month thereafter until paid in full. The Partnership's obligation to pay the Limited Partners in monthly installments under this Section 13.5 will be evidenced by nonrecourse promissory notes secured by the Partnership interests purchased and executed by the General Partner on behalf of the Partnership. If the General Partner exercises its discretion to pay for a Partnership interest in the class of IASIS securities registered under the Exchange Act, such securities shall be valued at the average of the closing price of such securities for the fifteen
(15) trading days immediately prior to the date of such purchase. Notwithstanding anything to the contrary contained in this Section 13.5, the General Partner may elect to dissolve the Partnership as provided in Section 14.1(d) hereof.

         13.6 DIVORCE OF LIMITED PARTNER. In the event of a divorce of a Limited Partner in which all or any part of the divorcing Limited Partner's interest in the Partnership is awarded to the spouse, the divorcing Limited Partner shall have the first and prior right to purchase from the spouse the interest or portion thereof to be transferred to the spouse. In the event the divorcing Limited Partner is unable or unwilling to exercise his right to purchase such interest within sixty (60) days of the order or settlement agreement effecting the award, the Partnership shall have the exclusive right to purchase such interest for a period of sixty (60) days after the expiration of such prior sixty (60) day period or the earlier receipt by the Partnership of notice from the divorcing Limited Partner or person that he is unable or unwilling to purchase such interest. The Partnership shall give written notice to the spouse of its election to purchase such interest within such sixty (60) day period. In the event of the divorce of a person who owns an interest in the P.A. or P.C. that is a Limited Partner, the Partnership shall have the exclusive right to purchase a pro rata share of the person's deemed interest in the Partnership equal to the percentage of the person's interest in the P.A. or P.C. awarded to his spouse. In the event of the purchase by either the divorcing Limited Partner or the Partnership, the purchase price for such interest shall be the Valuation Price as of the date on which the order or settlement agreement effecting the award was dated, multiplied by the number of Units (or fraction thereof) of the divorcing Limited Partner which was awarded to the spouse. The last day of the month in which the order or settlement agreement effecting the award was dated will be the time used as the reference time for determining the last ended period for purposes of the Valuation Price, and the purchase price so determined will be payable in the manner described in Section 13.4(c).

         13.7 REQUIRED REPURCHASE OF UNITS.

                  (a) Effective as of the Unit Split Date, the General Partner shall effect a five (5) for one (1) split of the Units. Commencing on the Unit Split Date, each Limited Partner who, alone or aggregated with the holding period of any prior holders of his Limited Partner Units, has held its or his Limited Partner Units for five (5) years, shall accrue the right to put (i.e., require the Partnership to purchase) a certain portion of his Limited Partner Units to the Partnership at the Valuation Price. The put right shall be personal to the holder and shall be non-assignable. The put right shall be exercisable on a cumulative basis according to the following table:

                                Accrual Date                                    Cumulative Put Right
                                ------------                                    --------------------
         Last Day of the Fiscal Year in which the Unit Split Date Occurs                  20%
         Last Day of the Next Succeeding Fiscal Year                                      40%
         Last Day of the Next Succeeding Fiscal Year                                      60%
         Last Day of the Next Succeeding Fiscal Year                                      80%
         Last Day of the Next Succeeding Fiscal Year                                     100%

                  In order to exercise the put right, the Limited Partner must give written notice to the General Partner of its or his intent to exercise the put right and the number of Limited Partner Units to be sold. The notice must be given within sixty (60) days after the initial accrual date or any anniversary thereof. The closing of such purchase by the Partnership shall occur within 150 days after the applicable accrual date or anniversary thereof. In no event shall the Partnership be required to purchase in any one partnership fiscal year more than 25% of the Units sold in the offering made pursuant to the Memorandum. In the event holders of such Units desire to exercise the put right created in this Section 13.7(a) in an aggregate amount in excess of the foregoing 25% limit on the Partnership's purchase obligation, the amount that the Partnership shall be required to purchase from each such holder will be reduced, in proportion to the relative number of Units tendered for purchase by all exercising holders, such that the foregoing 25% limit shall be met.

                  (b) If the Partnership cannot repurchase the Units noticed for repurchase hereunder because the Partnership lacks sufficient cash or the Partnership is limited for legal reasons, or because the exercise of such repurchase would cause the Partnership to be treated as a publicly traded partnership for tax purposes, or is limited by the provisions of a loan or credit agreement or indenture to which the Partnership or an affiliate is subject, the Partnership shall repurchase as many Units as possible, such repurchases to be allocated pro rata among the Limited Partners who have so tendered Units. If the Partnership is unable to repurchase any such Units, the obligation of the Partnership to make such repurchase in that particular year shall terminate, and the Limited Partner who holds such Units may exercise his right in the following year, subject to the same limitations. If a natural disaster or other event occurs that has a material adverse effect on the operations of the Partnership or any Subsidiary (as determined by the General Partner in its sole discretion), the Partnership's obligation to repurchase Units shall be suspended until the General Partner determines that repairs have been completed or the operations stabilized, as applicable.

         13.8 FEDERAL INCOME TAX TREATMENT. In the event the Partnership exercises the right to purchase any Partner's interest in the Partnership under this Article 13, one hundred percent (100%) of all payments made by the Partnership to such Partner hereunder in consideration for such Partner's Partnership interest will, for federal income tax purposes, be classified as a Code Section 736(b) payment except for such Partner's share of the Partnership's "unrealized receivables," as defined in Code Section 751(c), which will be classified as a Code Section 736(a)(1) payment. The General Partner shall conclusively determine or cause to be determined any such Partner's share of "unrealized receivables." Neither the Partnership nor the General Partner shall be liable to any Person for any inaccuracy in determining any such Partner's share of the Partnership's "unrealized receivables."

         13.9 REPURCHASED UNITS. Any Partnership interest or other interest of a Partner in the Partnership that is acquired by the Partnership as provided in this Agreement shall not be deemed canceled and may be re-issued by the Partnership.

14.      DISSOLUTION

         14.1 CAUSES. Each Partner expressly waives any right which it might otherwise have to dissolve the Partnership except as set forth in this Article
14. The Partnership shall be dissolved upon the first to occur of the following:

                  (a) The Bankruptcy, dissolution or withdrawal of the General Partner (other than the substitution of a General Partner pursuant to Section 12.4) or any other occurrence which would legally disqualify the General Partner from acting hereunder;

                  (b) The Approval by the Partners of an instrument dissolving the Partnership;

                  (c) The dissolution of the Partnership by judicial decree; or

                  (d) The determination of the General Partner in its sole discretion that a rule, ordinance, regulation, statute or government pronouncement has or may be enacted that would make any material aspect of this Agreement or the activities conducted by the Partnership unlawful or eliminate or substantially reduce, either directly or indirectly, the benefits that would accrue to the Partners (including the General Partner) with respect to continuing the Partnership's business.

         Nothing contained in this Section 14.1 is intended to grant to any Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal or otherwise), or to exonerate any Partner from liability to the Partnership and the remaining Partners if it dissolves the Partnership at will. Any dissolution at will of the Partnership, including dissolution caused under Section 14.1(a), shall be in contravention of this Agreement for purposes of the Act. Dissolution of the Partnership under Section 14.1(c) shall not constitute a dissolution at will.

         14.2 RECONSTITUTION. If the Partnership is dissolved as a result of an event described in Section 14.1(a), the Partnership may be reconstituted and its business continued if, within ninety (90) days after the date of dissolution, Limited Partners holding ninety percent (90%) of the outstanding Units held by Limited Partners (including Units held as limited partner by IASIS Affiliates) affirmatively elect to reconstitute the Partnership, agree on the identity of the new general partner or partners, and execute an instrument confirming such facts. If the Partnership is reconstituted, an amendment to this Agreement shall be executed and an amended Certificate of Limited Partnership filed of record.

         14.3 INTERIM MANAGER. If the Partnership is dissolved as a result of an event described in Section 14.1(a) and the General Partner is unable to continue acting as the General Partner of the Partnership, those Partners who own Units representing a majority of the aggregate Sharing Percentage of all of the Partners (excluding that owned by the General Partner) may appoint an interim manager of the Partnership, who shall have and may exercise only the rights, powers and duties of a general partner necessary to preserve the Partnership assets, until (a) the new general partner is elected under Section 14.2, if the Partnership is reconstituted, or (b) a Liquidator is appointed under Section 15.1, if the Partnership is not reconstituted. The interim manager shall not be liable as a general partner to the Limited Partners and shall, while acting in the capacity of interim manager on behalf of the Partnership, be entitled to the same indemnification rights as are set forth in Section 8.6. The interim manager appointed as provided herein shall be entitled to receive such reasonable compensation for its services as may be agreed upon by such interim manager and those Partners who appointed the interim manager.

15.      WINDING UP AND TERMINATION

         15.1 GENERAL. If the Partnership is dissolved and is not reconstituted, the General Partner (or in the event that the General Partner has withdrawn or is deemed to be in Bankruptcy, a liquidator or liquidating committee selected by those Limited Partners who own at least 75% of the aggregate Partners' Sharing Percentage (excluding that owned by the General Partner, but including any owned by any other IASIS Affiliate)) shall commence to wind up the affairs of the Partnership and to liquidate and sell the Partnership's assets. The party or parties actually conducting such liquidation in accordance with the foregoing sentence, whether the General Partner, a liquidator or a liquidating committee, is herein referred to as the "Liquidator." The Liquidator (if other than the General Partner) shall have sufficient business expertise and competence to conduct the winding up and termination of the Partnership and, in the course thereof, to cause the Partnership to perform any contracts which the Partnership has or thereafter enters into. The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property under such liquidation, having due regard for the activity and condition of the relevant market and general financial and economic conditions. The Liquidator (if other than the General Partner) appointed as provided herein shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and those Limited Partners who own at least 75% of the aggregate Partners' Sharing Percentage (excluding that owned by the General Partner). If the General Partner serves as the Liquidator, the General Partner shall not be entitled to receive any fee for carrying out the duties of the Liquidator. The Liquidator may resign at any time by giving fifteen (15) days prior written notice and may be removed at any time, with or without cause, by written notice of Limited Partners who own at least 75% of the aggregate Partners' Sharing Percentage (excluding that owned by the General Partner). Upon the death, dissolution, removal or resignation of the

Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) will, within thirty (30) days thereafter, be appointed by those Limited Partners who own at least 75% of the aggregate Partners' Sharing Percentage (excluding that owned by the General Partner), evidenced by written appointment and acceptance. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. The Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if other than the General Partner) shall not be liable as a general partner to the Limited Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights set forth in Section 8.6.

         15.2 COURT APPOINTMENT OF LIQUIDATOR. If, within ninety (90) days following the date of dissolution provided in Section 15.1, a Liquidator or successor Liquidator has not been appointed in the manner provided therein, any interested party shall have the right to make application to any United States District Judge for the United States District Court, Southern District of Texas, for appointment of a Liquidator or successor Liquidator, and the Judge, whether acting as an individual or in his judicial capacity, shall be fully authorized and empowered to appoint and designate a Liquidator or successor Liquidator who shall have all the powers, duties, rights and authority of the Liquidator herein provided.

         15.3 LIQUIDATION. The Liquidator shall give all notices to creditors of the Partnership and shall make all publications required by the Act. In the course of winding up and terminating the business and affairs of the Partnership, the assets of the Partnership (other than cash) shall be sold, except as otherwise determined by the Liquidator, its liabilities and obligations to creditors, including any Partners who made loans to the Partnership as provided in Section 4.4 hereof, and all expenses incurred in its liquidation shall be paid, and all resulting items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners in accordance with Article 5. Except as otherwise determined by the Liquidator, all Partnership property shall be sold upon liquidation of the Partnership and no Partnership property shall be distributed in kind to the Partners. Thereafter, all Partnership assets shall be distributed among all Partners having positive Capital Account balances (as determined after giving effect to all adjustments attributable to allocations of items of profit and loss realized by the Partnership during the fiscal year in question (including items of profit and loss realized on the liquidation) and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution), pro rata in accordance with such positive Capital Account balances. This distribution shall be made no later than the end of the fiscal year during which the Partnership is liquidated (or, if later, ninety
(90) days after the date on which the Partnership is liquidated). Upon the completion of the liquidation of the Partnership and the distribution of all the Partnership funds, the Partnership shall terminate and the General Partner (or the Liquidator, as the case may be) shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Partnership. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners may instead be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership property, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

         15.4 CREATION OF RESERVES. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

         15.5 FINAL STATEMENT. Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Partners a statement which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's pro rata portion of distributions under Section 15.3, and the amount retained as reserves by the Liquidator under Section 15.4.

16.      POWER OF ATTORNEY

         16.1 GENERAL PARTNER AS ATTORNEY-IN-FACT. Each Limited Partner hereby makes, constitutes, and appoints the General Partner, with full power of substitution and resubstitution, his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit to sign, execute, certify, acknowledge, swear to, file, and record (a) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement as now or hereafter amended which the General Partner may deem necessary, desirable, or appropriate including, without limitation, to reflect
(i) the valid exercise by any General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the valid admission of any Substituted Limited Partner or Additional Limited Partner to the Partnership; or (iv) the valid disposition by any Partner of his interest in the Partnership; and (b) any certificates, instruments, or documents as may be required by, or may be appropriate under, the laws of the States of Utah and Delaware.

         16.2 NATURE OF SPECIAL POWER. The power of attorney granted pursuant to this Article 16:

                  (a) is a special power of attorney coupled with an interest and is irrevocable;

                  (b) may be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and

                  (c) shall survive the death, disability, legal incapacity, Bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignment is of such Limited Partner's entire interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a Substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

17.      MISCELLANEOUS

         17.1 NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be deemed effective when personally delivered or upon being placed in the United States mail, registered or certified with return receipt requested, or when sent by prepaid telegram or facsimile followed by confirmatory receipt. For purposes of notice, the addresses of the Partners shall be as stated under their names on the attached Exhibit B; provided, however, that each Partner shall have the right to change his address with notice hereunder to any other location by the giving of thirty (30) days notice to the General Partner in the manner set forth above.

         17.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the laws of the State of Delaware.

         17.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Partners, and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in Articles 12 or 13 hereof.

         17.4 CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The failure by any party to specifically enforce any term or provision hereof or any rights of such party hereunder shall not be construed as the waiver by that party of its rights hereunder. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

         17.5 TIME. Time is of the essence with respect to this Agreement.

         17.6 WAIVER OF PARTITION. Notwithstanding any statute or principle of law to the contrary, each Partner hereby agrees that, during the term of the Partnership, he shall have no right (and hereby waives any right that he might otherwise have had) to cause any Partnership property to be partitioned and/or distributed in kind.

         17.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the Partners relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated.

         17.8 AMENDMENTS. Except as otherwise expressly provided in Section 8.1 and this Section 17.8, amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a document Approved by the Partners, and any alleged amendment or modification herein which is not so documented shall not be effective as to any Partner. The General Partner may, without the consent of any Limited Partner, amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith to reflect:

                  (a) a change in the location of the principal place of business of the Partnership not inconsistent with the provisions of
         Section 3.2, or a change in the registered office or the registered agent of the Partnership;

                  (b) admission of a Limited Partner or General Partner into the Partnership or termination of any Limited Partner's or General Partner's interest in the Partnership in accordance with this Agreement;

                  (c) qualification of the Partnership as a limited partnership under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, provided, in either case, such action shall not adversely affect any Limited Partner;

                  (d) a change (i) that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect; (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, compliance with any of which the General Partner deems to be in the best interest of the Partnership and the Limited Partners; or (iii) that is required or contemplated by this Agreement;

                  (e) an addition to the representations, duties, or obligations of the General Partner;

                  (f) the clarification of an ambiguity or correction of any provision herein that may be inconsistent with the manifest intent of this Agreement;

                  (g) the deletion or addition of any provision the General Partner believes is necessary in connection with any merger of the Partnership with another Person (as contemplated by Section 3.3 herein); or

                  (h) a change to any provision in this Agreement required to be so changed by the staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner or similar official, which change is deemed by such commission, agency or official to be for the benefit or protection of the Limited Partners.

However, no amendment or modification which disproportionately affects the interest of any Partner in the capital, profits or losses of, or distributions or allocations with respect to, the Partnership shall be effective as to such Partner unless the same has been set forth in a document duly executed by such Partner.

         17.9 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, then the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         17.10 GENDER AND NUMBER. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

         17.11 EXHIBITS. Each exhibit to this Agreement is incorporated herein for all purposes.

         17.12 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         17.13 SECTION HEADINGS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

         17.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Partners have executed this Agreement as of the effective date first referenced above.

                                            GENERAL PARTNER:

                                            IASIS Healthcare Holdings, Inc.



                                            By: /s/ W. Carl Whitmer
                                            Name: W. Carl Whitmer
                                            Title: Chief Financial Officer




                                            ORIGINAL LIMITED PARTNER:

                                            Beaumont Hospital Holdings, Inc.

                                            By: /s/ W. Carl Whitmer
                                            Name: W. Carl Whitmer
                                            Title: Chief Financial Officer

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                          SOUTHEAST TEXAS HOSPITAL, LP

                                    EXHIBIT A


                          ALLOCATION OF PROFIT AND LOSS
                              AND OTHER TAX MATTERS

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I - DEFINITIONS..............................................................  1
     Section 1.1   Definitions.......................................................  1

ARTICLE II - SECTION 704 CAPITAL ACCOUNTS............................................  6
     Section 2.1   Section 704 Capital Accounts......................................  6

ARTICLE III - ALLOCATIONS OF PROFIT AND LOSS.........................................  6
     Section 3.1   Allocation Of Book Items..........................................  6
     Section 3.2   Allocation Of Tax Items...........................................  9
     Section 3.3   Allocations Of Profit And Loss And Distributions In Respect
                   Of Interests Transferred.......................................... 10

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. All capitalized terms used herein shall have the meanings assigned to them in the Limited Partnership Agreement of Southeast Texas Hospital, LP. Notwithstanding the foregoing, the following definitions shall be applicable to the following terms as used in this Exhibit A.

         (a) Adjusted Net Income Or Loss.

         "Adjusted Net Income Or Loss" for any fiscal year (or portion thereof) shall mean the excess (or deficit) of (x) the Gross Income for such period (not including Gross Income (if any) allocated during such period pursuant to Sections 3.1(a), 3.1(b) and 3.1(c) hereof) over (y) the Deductible Expenses for such period (not including Deductible Expenses (if any) allocated during such period pursuant to Sections 3.1(d) and 3.1(e) hereof) with the following modifications:

                  (i) Any item of Partnership profit that is exempt from Federal income tax and not otherwise taken into account in computing Adjusted Net Income Or Loss pursuant to this Section 1.1(a) shall be treated as additional Gross Income and, if not otherwise allocated pursuant to
         Section 3.1(a), 3.1(b) or 3.1(c) hereof, added to the amount otherwise calculated as Adjusted Net Income Or Loss under this Section 1.1(a); and

                  (ii) Any Partnership expenditure that is described in Section 05(a)(2)(B) of the Code (relating to Partnership expenditures that are not deductible for Federal income tax purposes in computing taxable income and not properly chargeable to capital), or treated as so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Adjusted Net Income Or Loss pursuant to this Section 1.1(a) shall be treated as an additional Deductible Expense and, if not otherwise allocated pursuant to Section 3.1(d) or 3.1(e) hereof, subtracted from the amount otherwise calculated as Adjusted Net Income Or Loss under this Section 1.1(a).

         (b) Book Basis.

         The initial "Book Basis" of any Partnership property shall be equal to the Partnership's initial adjusted tax basis in such property; provided, however, that the initial "Book Basis" of any Partnership property contributed to the capital of the Partnership shall be equal to the Determined Value of such property. Effective immediately after giving effect to the allocations of profit and loss, as computed for book purposes, for each fiscal year under Section 3.1 hereof, the Book Basis of each Partnership property shall be adjusted downward by the amount of Book Depreciation allowable to the Partnership for such fiscal year with respect to such property. In addition, effective immediately prior to any Revaluation Event, the Book Basis of each Partnership property shall be further adjusted upward or downward, as necessary, so as to equal the fair market value of such property at the time of such Revaluation Event (as agreed to in writing by the Partners taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)).

         (c) Book Depreciation.

         The amount of "Book Depreciation" allowable to the Partnership for any fiscal year with respect to any Partnership property shall be equal to the product of (1) the amount of Tax Depreciation allowable to the Partnership for such year with respect to such property, multiplied by (2) a fraction, the numerator of which is the property's Book Basis as of the beginning of such year (or the date of acquisition if the property is acquired during such year) and the denominator of which is the property's adjusted tax basis as of the beginning of such year (or the date of acquisition if the property is acquired during such year). If the denominator of the fraction described in clause (2) above is equal to zero, the amount of "Book Depreciation" allowable to the Partnership for any fiscal year with respect to the Partnership property in question shall be determined under any reasonable method selected by the General Partner.

         (d) Book Gain Or Loss.

         "Book Gain Or Loss" realized by the Partnership in connection with the disposition of any Partnership property shall mean the excess (or deficit) of
(1) the amount realized by the Partnership in connection with such disposition (as determined under Section 1001 of the Code) over (2) the Book Basis of such property at the time of the disposition.

         (e) Book/Tax Disparity Property.

         "Book/Tax Disparity Property" shall mean any Partnership property that has a Book Basis which is different from its adjusted tax basis to the Partnership. Thus, any property that is contributed to the capital of the Partnership by a Partner shall be a "Book/Tax Disparity Property" if its Determined Value is not equal to the Partnership's initial tax basis in the property. In addition, once the Book Basis of a Partnership property is adjusted in connection with a Revaluation Event to an amount other than its adjusted tax basis to the Partnership, the property shall thereafter be a "Book/Tax Disparity Property."

         (f) Capital Account.

         "Capital Account" shall have the meaning assigned to such term in
Section 4.2 of the Agreement.

         (g) Deductible Expenses.

         "Deductible Expenses" for any fiscal year (or portion thereof) shall mean all items, as calculated for book purposes, which are allowable as deductions to the Partnership for such period under Federal income tax accounting principles (including Book Depreciation but excluding any expense or deduction attributable to a Capital Transaction).

         (h) Determined Value.

         "Determined Value" for purposes of this Exhibit A of any property contributed to the capital of the Partnership shall mean the fair market value of such property at the time of contribution (as determined by the General Partner in good faith without regard to Section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)).

         (i) Economic Risk Of Loss.

         "Economic Risk Of Loss" borne by any Partner for any Partnership liability shall mean the aggregate amount of economic risk of loss that such Partner and all Related Persons to such Partner are treated as bearing with respect to such liability pursuant to Section 1.752-2 of the Regulations.

         (j) Gross Income.

         "Gross Income" for any fiscal year (or portion thereof) shall mean the gross income derived by the Partnership from all sources (other than from capital contributions and loans to the Partnership and other than from a Capital Transaction) during such period, as calculated for book purposes in accordance with Federal income tax accounting principles.

         (k) Liquidation.

         "Liquidation" of a Partner's Units or other interest in the Partnership shall mean and be deemed to occur upon the earlier of (1) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code, (2) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Partnership properties to the Partners) or (3) the date upon which there is a liquidation of the Partner's Units or other interest in the Partnership (but the Partnership is not terminated) under
Section 1.761-1(d) of the Regulations. "Liquidation" of the Partnership shall mean and be deemed to occur upon the earlier of (a) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code or (b) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Partnership properties to the Partners).

         (l) Modified 752 Share Of Recourse Debt.

         "Modified 752 Share of Recourse Debt" of any Partner shall mean, as of any date, the Economic Risk Of Loss borne by such Partner with respect to Recourse Debt of the Partnership (determined, as of the date in question, by assuming, for purposes of Section 1.752-2 of the Regulations, that the Partnership constructively liquidates on such date (within the meaning of Section 1.752-2 of the Regulations) except that all Partnership properties shall be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective Book Basis and such consideration shall be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of all Partnership liabilities).

         (m) Nonrecourse Deductions.

         "Nonrecourse Deductions" shall mean any and all items of Book Depreciation and other Deductible Expenses that are treated as "nonrecourse deductions" under Section 1.704-2(b) of the Regulations.

         (n) Nonrecourse Liability.

         "Nonrecourse Liability" shall mean any Partnership liability treated as a "nonrecourse liability" under Section 1.704-2(b)(3) of the Regulations. Subject to the foregoing sentence, "Nonrecourse Liability" shall mean any Partnership liability (or portion thereof) for which no Partner bears the Economic Risk Of Loss.

         (o) Partner Nonrecourse Debt Minimum Gain.

         "Partner Nonrecourse Debt Minimum Gain" shall mean the amount of Partnership "minimum gain" that is computed strictly in accordance with the principles of Section 1.704-2(i)(3) of the Regulations. A Partner's share of such "Partner Nonrecourse Debt Minimum Gain" shall be calculated in accordance with the provisions of Section 1.704-2(i)(5) of the Regulations.

         (p) Partner Nonrecourse Debt.

         "Partner Nonrecourse Debt" shall mean any Partnership liability that is treated as a "Partner nonrecourse debt" under Section 1.704-2(b)(4) of the Regulations.

         (q) Partner Nonrecourse Deductions.

         "Partner Nonrecourse Deductions" shall mean any and all items of Book Depreciation and other Deductible Expenses that are treated as "partner nonrecourse deductions" under Section 1.704-2(i) of the Regulations.

         (r) Partnership Minimum Gain.

         "Partnership Minimum Gain" shall mean the amount of Partnership "minimum gain" that is computed strictly in accordance with the principles of
Section 1.704-2(d)(1) of the Regulations. A Partner's share of such "Partnership Minimum Gain" shall be calculated in accordance with the provisions of Section 1.704-2(g) of the Regulations.

         (s) Recourse Debt.

         "Recourse Debt" shall mean any Partnership liability (or portion thereof) that is neither a Nonrecourse Liability nor a Partner Nonrecourse Debt.

         (t) Related Person.

         "Related Person" shall mean, as to any Partner, any person who is related to such Partner (within the meaning of Section 1.752-4(b) of the Regulations).

         (u) Revaluation Event.

         "Revaluation Event" shall mean any of the following occurrences: (1) the contribution of money or other property (other than a de minimis amount) by a new or existing Partner to the capital of the Partnership as consideration for the issuance of an additional Unit or other interest in the Partnership; (2) the distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for a Unit or other interest in the Partnership; or (3) the termination of the Partnership for Federal income tax purposes under Section 708(b)(1)(B) of the Code; provided, however, under no circumstances shall the issuance of Units pursuant to Section
12.5 of the Agreement constitute a Revaluation Event; and provided further, that the occurrence of an event described in clause (1) or (2) above shall not constitute a Revaluation Event if the General Partner reasonably determines that it is not necessary to adjust the Book Basis of the Partnership's assets or the Partners' Capital Accounts in connection with the occurrence of any such event.

         (v) Section 704 Capital Account.

         "Section 704 Capital Account" shall have the meaning assigned to such term in Section 2.1 hereof.

         (w) Tax Depreciation.

         "Tax Depreciation" for any fiscal year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to the Partnership for Federal income tax purposes for such year.

         (x) Tax Items.

         "Tax Items" shall mean, with respect to any property, all items of profit and loss (including Tax Depreciation) recognized by or allowable to the Partnership with respect to such property, as computed for Federal income tax purposes.

         (y) Unrealized Book Gain Or Loss.

         "Unrealized Book Gain Or Loss" with respect to any Partnership property shall mean the excess (or deficit) of (1) the fair market value of such property (as agreed to in writing by the Partners taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)), over (2) the Book Basis of such property.

                                   ARTICLE II

                          SECTION 704 CAPITAL ACCOUNTS

         Section 2.1 Section 704 Capital Accounts.


         A "Section 704 Capital Account" (herein so called) shall be determined and maintained for each Partner throughout the full term of the Agreement. The balance of a Partner's Section 704 Capital Account shall be equal to such Partner's Capital Account balance (as determined after giving effect to all adjustments attributable to allocations of items of profit and loss realized by the Partnership, and all adjustments attributable to contributions and distributions of money and property effected, on or before the effective date of such determination), modified as follows:

                  (a) Increased by the amount (if any) that such Partner is obligated to contribute subsequently to the capital of the Partnership (as determined by the Agreement or under Section 1.704-1(b)(2)(ii)(c) of the Regulations), or is deemed to be obligated to restore pursuant to Sections 1.704-2(g)(i) and 1.704-2(i)(5) of the Regulations.

                  (b) Decreased by the items described in
         1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1-(b)(2)(ii)(d)(6) of the Regulations.

                  (c) Increased by the amount (if any) of such Partner's Modified 752 Share of Recourse Debt.

         The foregoing definition of "Section 704 Capital Account" is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                                  ARTICLE III

                         ALLOCATIONS OF PROFIT AND LOSS

         Section 3.1 Allocation Of Book Items.

         Subject to the provisions of Sections 3.2 and 3.3, all items of profit and loss realized by the Partnership during each fiscal year shall be allocated among the Partners (after giving effect to all adjustments attributable to all contributions and distributions of money and property effected during such year) in the manner prescribed in this Section 3.1.

                  (a) Pursuant to Section 1.704-2(f) of the Regulations (relating to minimum gain chargebacks), if there is a net decrease in Partnership Minimum Gain for such year (or if there was a net decrease in Partnership Minimum Gain for a prior fiscal year and the Partnership did not have sufficient amounts of Gross Income and Book Gain during prior years to allocate among the Partners under this Section 3.1), then items of Gross Income and Book Gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, to each Partner in an amount equal to such Partner's share of the net decrease in such Partnership Minimum Gain (as determined under Sections 1.704-2(g)(2) of the Regulations). This Section 3.1(a) is intended to comply with the minimum gain chargeback requirement in
         Section 1.704-2(f) of the Regulations, and shall be interpreted consistently therewith.

                  (b) Pursuant to Section 1.704-2(i)(4) of the Regulations (relating to minimum gain chargebacks), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain with respect to a Partner Nonrecourse Debt for such year (or if there was a net decrease in such Partner Nonrecourse Debt Minimum Gain for a prior fiscal year and the Partnership did not have sufficient amounts of Gross Income and Book Gain during prior years to allocate among the Partners under this
         Section 3.1(b)), then items of Gross Income and Book Gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, to each Partner with a share of such Partner Nonrecourse Debt Minimum Gain as of the first day of such year in an amount equal to such Partner's share of the net decrease in such Partner Nonrecourse Debt Minimum Gain (as required by Sections 1.704-2(i)(4) of the Regulations).

                  (c) Pursuant to Section 1.704-1(b)(2)(ii)(d) of the Regulations (relating to "qualified income offsets"), Partnership profit shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, among the Partners with deficit balances in their Section 704 Capital Accounts (as determined after giving effect to all adjustments attributable to the allocations provided for in Sections 3.1(a) and 3.1(b) hereof but before giving effect to any adjustment attributable to other allocations provided for in succeeding provisions of this
         Section 3.1) in amounts and the manner sufficient to eliminate such deficit balances as quickly as possible.

                  (d) All Partner Nonrecourse Deductions attributable to a Partner Nonrecourse Debt shall be allocated among the Partners bearing the Economic Risk Of Loss for such debt; provided, however, that if more than one Partner bears the Economic Risk Of Loss for such debt, the Partner Nonrecourse Deductions attributable to such debt shall be allocated to and among such Partners, pro rata in the same proportion that their Economic Risks Of Loss bear to one another.

                  (e) All Nonrecourse Deductions shall be allocated among the Partners, pro rata in accordance with their respective Sharing Percentages.

                  (f) After giving effect to the allocations set forth in
         Section 3.1(a), 3.1(b) and 3.1(c) hereof, any Adjusted Net Loss of the Partnership, and each item of income, gain, loss, deduction and credit related thereto, for a year of the Partnership's operations shall be allocated as set forth in Section 3.1(f)(i), subject to the limitation in Section 3.1(f)(ii).

                           (i) Adjusted Net Loss for any year shall be allocated
                  in the following order and priority:

                                    (A) First, one hundred percent (100%) to the
                           Partners, in proportion to and to the extent of the remainder, if any, of (1) the cumulative Adjusted Net Income allocated to each such Partner pursuant to
                           Section 3.1(g)(iii) for all prior years, over (2) the cumulative Adjusted Net Losses allocated to such Partner pursuant to this Section 3.1(f)(i)(A) for all prior years;

                                    (B) The balance, if any, among the Partners
                           as necessary, so as to cause the balances in their respective Capital Accounts to be in the same ratio to one another as are their Sharing Percentages, with all remaining amounts of Adjusted Net Loss to be allocated to the Partners, pro rata, in accordance with their respective Sharing Percentages.

                           (ii) The Net Losses allocated pursuant to Section
                  3.1(f)(i) shall not exceed the maximum amount of losses that can be so allocated without causing any Partner to have a deficit balance in such Partner's Section 704 Capital Account at the end of any year. All Adjusted Net Losses in excess of the limitations set forth in this Section 3.1(f)(ii) shall be allocated as follows:

                                    (A) Among the Partners who may receive such
                           an allocation without causing such Partners to have a deficit balance in their respective Section 704 Capital Accounts at the end of any year in proportion to their respective Sharing Percentages, and then

                                    (B) To the General Partner.

                  (g) Allocation of Net Income. After giving effect to the special allocations set forth in Sections 3.1(a), 3.1(b) and 3.1(c), Adjusted Net Income of the Partnership, and each item of income, gain, loss, deduction credit related thereto, for each year of the Partnership's operations shall be allocated to and among the Partners in the following order and priority:

                           (i) First, one hundred percent (100%) to the
                  Partners, in proportion to and to the extent of the remainder, if any, of (A) the cumulative Adjusted Net Losses allocated to each such Partner pursuant to Section 3.1(f)(ii) for all prior years, over (B) the cumulative Adjusted Net Income allocated to such Partner pursuant to this Section 3.1(g)(i) for all prior years;

                           (ii) Then, one hundred percent (100%) to the
                  Partners, in proportion to and to the extent of the remainder, if any, of (1) the cumulative Adjusted Net Losses allocated to each such Partner pursuant to Section 3.1(f)(i)(B) for all prior years, over (2) the cumulative Adjusted Net Income allocated to such Partner pursuant to this Section 3.1(g)(ii) for all prior years;

                           (iii) The balance, if any, among the Partners, as
                  necessary, so as to cause the balances of their respective Capital Accounts to be in the same ratio to one another as are their Sharing Percentages, with all remaining amounts of Adjusted Net Income to be allocated to the Partners, pro rata in accordance with their respective Sharing Percentages.

                  (h) For purposes of determining the nature (as ordinary or capital) of any Partnership profit allocated among the Partners for Federal income tax purposes pursuant to this Section 3.1, the portion of such profit required to be recognized as ordinary income pursuant to Sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Partners in the same proportion that they were allocated and claimed the Book Depreciation deductions, or basis reductions, directly or indirectly giving rise to such treatment under Sections 1245 and/or 1250 of the Code or in any other manner required by temporary or final Regulations.

                  (i) The parties intend that the foregoing allocation provisions of this Section 3.1 shall produce Capital Account balances of the Partners that will permit liquidating distributions that are made in accordance with final Capital Account balances under Section
         15.3 of the Agreement to be made to the Partners, pro rata in accordance with their respective Sharing Percentages. To the extent that the tax allocation provisions of this Section 3.1 would fail to cause the Partner's final Capital Account balances to be in such ratio,
         (i) such provisions shall be amended by the General Partner if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Partnership for prior open years (or items of Gross Income and Deductible Expenses of the Partnership for such years) shall be reallocated among the Partners to the extent it is not possible to achieve such result with allocations of items of income (including Gross Income) and Deductible Expenses for the current year and future years. This Section 3.1(j) shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

         Section 3.2 Allocation Of Tax Items.

                  (a) Except as otherwise provided in the succeeding provisions of this Section 3.2, each Tax Item shall be allocated among the Partners in the same manner as each correlative item of profit or loss, as calculated for book purposes, is allocated pursuant to the provisions of Section 3.1 hereof.

                  (b) The Partners hereby acknowledge that all Tax Items in respect of any Book/Tax Disparity Property owned by the Partnership are required to be allocated among the Partners in the same manner as under
         Section 704(c) of the Code (as specified in Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(2)(iv)(g) of the Regulations) and that the principles of
         Section 704(c) of the Code require that such Tax Items must be shared among the Partners so as to take account of the variation between the adjusted tax basis and Book Basis of each such Book/Tax Disparity Property. Thus, notwithstanding anything in Section 3.1 or 3.2(a) hereof to the contrary, the Partners' distributive shares of Tax Items in respect of each Book/Tax Disparity Property shall be separately determined and allocated among the Partners in accordance with the principles of Section 704(c) of the Code. For purposes of making tax allocations pursuant to Section 704(c) of the Code (including allocations pursuant to Section 1.704-1(b)(2)(iv) if a Revaluation Event occurs), the General Partner in its sole discretion shall determine the method or methods to be used by the Partnership.

         Section 3.3 Allocations Of Profit And Loss And Distributions In Respect Of Interests Transferred.

                  (a) If any Unit or other interest in the Partnership is transferred, or is increased or decreased by reason of the admission of a new Partner or otherwise, during any fiscal year, each item of Adjusted Net Income Or Loss, Book Gain Or Loss and other Partnership profit and loss for such year shall be divided and allocated among the Partners in question by taking account of their varying interests in the Partnership during such year on a daily, monthly or other basis, as determined by the General Partner using any permissible method under
         Section 706 of the Code and the Regulations thereunder.

                  (b) Distributions of Partnership properties in respect of a Unit or other interest in the Partnership shall be made only to the persons or entities who, according to the Partnership's books and records, are the holders of record of the Units or other interests in the Partnership in respect of which such distributions are made on the actual date of distribution. Neither the Partnership nor the General Partner shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Partnership or the General Partner has knowledge or notice of any transfer or purported transfer of ownership of any Unit or other interest in the Partnership.

                  (c) Notwithstanding any provision above to the contrary, Book Gain Or Loss realized in connection with a sale or other disposition of any Partnership properties shall be allocated solely among the parties owning Units or other interests in the Partnership as of the date such sale or other disposition occurs.

                                    EXHIBIT B



                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                          SOUTHEAST TEXAS HOSPITAL, LP



                                LIST OF PARTNERS


                 [ON FILE AT THE OFFICES OF THE GENERAL PARTNER]

                                    EXHIBIT C

                          SOUTHEAST TEXAS HOSPITAL, LP

                              NOTICE OF REDEMPTION

--------------------------------------------------------------------------------

         Pursuant to Section 13.7 of the Partnership Agreement (the "Agreement") of Southeast Texas Hospital, LP, a Delaware limited partnership (the "Partnership"), the undersigned hereby provides notice to the Partnership of a request for redemption of the Partnership Units.

         In connection with the sale and redemption of my Units, I make the following representations to the Partnership:

         I am the legal and beneficial owner of the Units to be redeemed and I have not conveyed, assigned, transferred, or pledged any direct or indirect interest therein to any other person or entity.

Please complete the following information regarding the requested redemption:

NUMBER OF UNITS TO BE REDEEMED:
                               -------------------------------------------------
MULTIPLIED BY CURRENT VALUATION PRICE: $
                                       -----------------------------------------
TOTAL AMOUNT TO BE PAID FOR REDEMPTION: $
                                        ----------------------------------------
ADDRESS FOR DELIVERY OF PAYMENT:
                                ------------------------------------------------

SOCIAL SECURITY OR TAX ID NO.
                             ------------------

OTHER INSTRUCTIONS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DATE:             ,
     -------------  ------          --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature


THIS COMPLETED FORM SHOULD BE SENT BY THE REQUIRED DATE.

                           TO:      IASIS HEALTHCARE HOLDINGS, INC.
                                    C/O IASIS HEALTHCARE CORPORATION
                                    ATTN: CHIEF FINANCIAL OFFICER
                                    113 SEABOARD LANE, SUITE A200
                                    FRANKLIN, TENNESSEE 37067


--------------------------------------------------------------------------------
FOR OFFICE USE ONLY

Valuation Price Verified:               Units Redeemed Approved:
                         --------------                        -----------------

Approved:                              Date:           /            /
         -----------------------------       -----------------------------------